UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Qumu Corporation
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Qumu Corporation
510 1st Avenue North, Suite 305
Minneapolis, Minnesota 55403
(612) 638-9100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 10, 2018

TO THE SHAREHOLDERS OF
QUMU CORPORATION:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Qumu Corporation, a Minnesota corporation, will be held on Thursday, May 10, 2018, at 10:30 a.m. (Minneapolis, Minnesota time) at the 3rd Floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, for the following purposes:

1.	To elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified;

2.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3.
To approve amendments to the Qumu Corporation Second Amended and Restated 2007 Stock Incentive Plan, including an amendment to increase the number of shares authorized for issuance by 500,000 shares; and

4.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Qumu Corporation for the year ending December 31, 2018.
You may also view the live webcast of the Annual Meeting of Shareholders online at www.qumu.com by following the link under “About” for “Investor Relations” and then “Annual Meeting Materials.”
Only holders of record of Qumu Corporation’s common stock at the close of business on March 29, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
Whether or not you plan to attend the meeting in person, please vote by proxy over the internet, by telephone or by mailing the enclosed proxy card as soon as possible.

By Order of the Board of Directors,

Vern Hanzlik
President and Chief Executive Officer
April 9, 2018

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 10, 2018

We are making our proxy materials available electronically via the internet. You may access the following proxy materials at www.qumu.com by following the link under "About" for “Investors” and then “Annual Meeting Materials”:

—	Notice of 2018 Annual Meeting of Shareholders to be held on Thursday, May 10, 2018;

—	Proxy Statement for 2018 Annual Meeting of Shareholders to be held on Thursday, May 10, 2018; and

—	Annual Report on Form 10-K for the year ended December 31, 2017.
These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

i

Appendix A: Second Amended and Restated 2007 Stock Incentive Plan, as amended through February 28, 2018

ii

Qumu Corporation
510 1st Avenue North, Suite 305
Minneapolis, Minnesota 55403
(612) 638-9100

PROXY STATEMENT

Solicitation of Proxies
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Qumu Corporation (“we” or “Qumu”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 10, 2018, at 10:30 a.m. (Minneapolis, Minnesota time) at the 3rd Floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, and at any postponements or adjournments thereof (the “Annual Meeting”). The mailing of this proxy statement to our shareholders commenced on or about April 9, 2018.
Cost and Method of Solicitation
This solicitation of proxies to be voted at the Annual Meeting is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.
Voting
The total number of shares outstanding and entitled to vote at the Annual Meeting as of March 29, 2018 consisted of 9,377,797 shares of common stock, $0.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on March 29, 2018 will be entitled to vote at the Annual Meeting.
All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.
Live Webcast of the Annual Meeting
If you are unable to attend the Annual Meeting in person, you can listen to the meeting live via the internet at www.qumu.com by following the link under “About” for “Investor Relations” and then “Annual Meeting Materials.” The webcast starts at 10:30 a.m. Central Time and a replay will be available until May 24, 2018.
Differences Between Shareholder of Record and Beneficial Owners
You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.
You are a beneficial owner if at the close of business on the record date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to only one of the proposals being presented to shareholders at the Annual Meeting.

Record holders should review the additional information below under “Casting Your Vote as a Record Holder.”
Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”
Quorum and Voting Requirements
A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.
Proposal 1 relates to the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.
The affirmative vote of the holders of the majority of the shares present and entitled to vote is required for approval of Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2.
The affirmative vote of the holders of the majority of the shares present and entitled to vote is required for approval of Proposal 3: Approval of Amendments to Amended and Restated 2007 Stock Incentive Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 3.
The affirmative vote of the holders of the majority of the shares present and entitled to vote is required for approval of Proposal 4: Ratification of Independent Registered Pubic Accounting Firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 4.
Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether shareholders have approved that matter. Therefore, if you abstain from voting on Proposals 2, 3 or 4, it has the same effect as a vote against that proposal. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present and entitled to vote (Proposals 2, 3 and 4).
So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.
Casting Your Vote as a Record Holder
If you are the shareholder of record and you do not vote proxy card, by telephone, via the internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you are a record holder and you vote your shares, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy without voting instructions, your shares will be voted “FOR” each director nominee identified in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.
Casting Your Vote as a Street Name Holder
If you are a street name holder and you do not vote proxy card, by telephone, via the internet or in person at the Annual Meeting, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Your broker is entitled to vote in its discretion on Proposal 4: Ratification of Independent Registered Public Accounting Firm.
If you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is sometimes called a “broker non-vote.” Brokers and nominees do not have discretionary authority to vote on any proposal except Proposal 4: Ratification of Independent Registered Public Accounting Firm.
As a result, if you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, no votes will be cast on your behalf on Proposal 1: Election of Directors, Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation or Proposal 3: Approval of Amendments to the Second Amended and Restated 2007 Stock Incentive Plan.
Make your vote count! Instruct your broker how to cast your vote!
Because of these broker voting rules, all street name holders are urged to provide instructions to their brokers or nominees on how to vote their shares at the Annual Meeting.
Revoking a Proxy
You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of Qumu Corporation;

•	Submitting a properly signed proxy card with a later date;

•	If you voted by telephone or through the internet, by voting again either by telephone or through the internet prior to the close of the voting facility; or

•	Voting in person at the Annual Meeting.
All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 510 1st Avenue North, Suite 305, Minneapolis, Minnesota 55403, and our telephone number is (612) 638-9100.
Annual Meeting and Special Meetings; Bylaw Amendments
This 2018 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our President, Treasurer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2019 Annual Meeting.”
Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT
The following table sets forth certain information as of March 29, 2018 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “named executive officers”), and (iv) all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
Harbert Discovery Fund LP (2) 2100 Third Avenue North, Suite 600 Birmingham, AL 35203	1,200,329	12.8%
Palogic Value Management, L.P. (3) 5310 Harvest Road, Suite 110 Dallas, TX 75230	934,500	10.0%
ESW Capital, LLC (4) 401 Congress Avenue, Suite 2650 Austin, TX 78701	925,000	9.9%
Renaissance Technologies LLC (5) 800 Third Avenue New York, NY 10022	699,921	7.5%
Dolphin Limited Partnership III, L.P. (6) 1117 East Putnam Avenue One Hundred and Fifty Riverside, CT 06878	580,500	6.2%
Vern Hanzlik (7)(8)(9)	330,508	3.5%
Robert F. Olson (7)(8)(11)	114,405	1.2%
Daniel R. Fishback (7)(8)(12)	66,560	*
Thomas F. Madison (7)(8)(13)	145,185	1.6%
Kimberly K. Nelson (7)(8)	71,560	*
Donald T. Netter (6)(7)(14)	605,500	6.5%
Justin A. Orlando (7)	63,060	*
David G. Ristow (9)	—	*
Peter J. Goepfrich (9)(10)(15)	13,050	*
All current executive officers and directors as a group (8 persons)	1,396,778	15.0%
*    Less than one percent

(1)
Includes the following number of shares that could be acquired within 60 days of March 29, 2018 upon the exercise of stock options: Mr. Hanzlik, 198,750 shares; Mr. Olson, no shares; Mr. Fishback, no shares; Mr. Madison, 7,500 shares; Ms. Nelson, no shares; Mr. Netter, no shares; Mr. Orlando, no shares; Mr. Ristow, no shares; Mr. Goepfrich, no shares; and all current directors and executive officers as a group, 206,250 shares.

Also includes the following number of shares that could be acquired within 60 days of March 29, 2018 upon settlement of restricted stock units previously granted to non-employee directors: Mr. Olson, 25,000 shares; Mr. Fishback, 25,000 shares; Mr. Madison, 25,000 shares; Ms. Nelson, 25,000 shares; Mr. Netter, 25,000 shares; Mr. Orlando, 25,000 shares; and all non-employee directors as a group, 150,000 shares.

(2)
Based on an Amendment No. 4 to Schedule 13D filed on December 21, 2017 by the following reporting persons: (i) Harbert Discovery Fund, LP (the “Harbert Fund”), (ii) Harbert Discovery Fund GP, LLC (the “Fund GP”), (iii) Harbert Fund Advisors, Inc. (“HFA”), (iv) Harbert Management Corporation (“HMC”), (v) Jack Bryant, (vi) Kenan Lucas, and (vii) Raymond Harbert. The reporting persons disclose that Jack Bryant and Kenan Lucas are directors and co-portfolio managers of the Fund GP, which serves as general partner of the Harbert Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Harbert Fund with certain operational and administrative services. The reporting persons report that they have shared voting and dispositive power over the shares indicated above as of December 19, 2017.

(3)
Based on a Schedule 13D filed on December 29, 2017 in which the reporting persons indicate that Palogic Value Management, L.P. has shared voting and dispositive power over 934,500 shares as of December 19, 2017.

(4)
Based upon a Schedule 13G dated February 28, 2018 filed on in which the reporting person indicates that ESW Capital, LLC has beneficial ownership over 925,000 shares of common stock issuable upon the exercise of an outstanding warrant and Joseph A. Liemandt is the sole voting member of ESW Capital, LLC.

(5)
Based on an Amendment No. 4 to Schedule 13G filed on February 14, 2018 in which Renaissance Technologies LLC reports sole voting and dispositive power over 676,565 shares and shared dispositive power over 23,356 shares as of December 29, 2017. Renaissance Technologies Holdings Corporation is the majority owner of Renaissance Technologies LLC.

(6)
Based on an Amendment No. 3 to Schedule 13D filed on July 22, 2015 by Dolphin Limited Partnership III, L.P. (“Dolphin III”), Dolphin Associates III, LLC, Dolphin Holdings Corp. III (“Dolphin Holdings III”), and Donald T. Netter in which the reporting persons report that Dolphin III holds the shares indicated above as of July 20, 2015 and Form 4 beneficial ownership report dated June 29, 2017. Dolphin III is controlled by Dolphin Associates III, LLC, which is in turn controlled by Dolphin Holdings III. Mr. Netter serves as Senior Managing Director of Dolphin Holdings III. In the Schedule 13D, each reporting person specifically disclaims beneficial ownership of the shares reported therein that he or it does not directly own, except to the extent of his or its pecuniary interest therein.

(7)	Currently serves as our director.

(8)	Nominee for election as a director.

(9)	Named executive officer.

(10)	Resigned as Chief Financial Officer effective November 6, 2017.

(11)	Includes 47,845 shares held by the Robert F. Olson Revocable Trust of which Mr. Olson and his spouse are trustees.

(12)	Includes 21,650 shares held by the Fishback Family Revocable Trust, of which Mr. Fishback is a trustee.

(13)
Includes 98,060 shares held by the Thomas F. Madison Revocable Trust, of which Mr. Madison is a trustee and includes 14,625 shares held in nine trust accounts established for the benefit of Mr. Madison’s nine grandchildren and of which Mr. Madison is sole trustee.

(14)
Includes shares held by Dolphin III (see footnote 6 for a description of the relationship between Mr. Netter and Dolphin III). Mr. Netter specifically disclaims beneficial ownership of the shares held by Dolphin III, except to the extent of his pecuniary interest therein.

(15)
Mr. Goepfrich resigned on November 6, 2017. Information based upon company records and Form 4 beneficial ownership report dated March 8, 2017. Includes 13,050 shares held by Rebecca Braun Revocable Trust of which Mr. Goepfrich and his spouse are trustees.

PROPOSAL 1:
ELECTION OF DIRECTORS
Seven directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the seven persons named below. Each nominee is currently a director of Qumu. All nominees except Messrs. Lucas and Cox were elected by the shareholders at our 2017 Annual Meeting of Shareholders.
Pursuant to our bylaws and the Standstill Agreement with Harbert Discovery Fund, LP and its affiliates, we have set the authorized number of directors at seven effective immediately following the Annual Meeting.
Voting of Proxies
Unless otherwise directed, the persons named in the accompanying proxy card will vote the proxies held by them in favor of the nominees named below as directors. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.
We know of no arrangements or understandings between a director or nominee and any other person pursuant to which he or she has been selected as a director or nominee. There is no family relationship between any of the nominees, our directors or our executive officers.
The Standstill Agreement provides that Harbert Discovery Fund, LP and its affiliates, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc. and Harbert Management Corporation (collectively, “Harbert”) will vote all of the shares of our common stock that Harbert beneficially owns in favor of the election of each nominee named below and in accordance with the recommendations of our Board of Directors with respect to all other proposals presented to shareholders at the Annual Meeting. See “Corporate Governance – Summary of Standstill Agreement” below for a summary of the Standstill Agreement with Harbert.
Information Regarding Nominees
The process undertaken by the Governance Committee in recommending qualified director candidates is described below under “Corporate Governance – Director Nominations” on page 12 of this proxy statement. In recommending the following nominees, the Governance Committee found that all of our directors contribute to the Board’s effectiveness through their wealth of business experience, high quality backgrounds including demonstrated personal and professional ethics and integrity, commitment to Qumu and the work of the Board, and diversity of talent and experience. Set forth below are the biographies of each director nominee, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of Qumu at this time:
Vern Hanzlik, age 60, was promoted to Chief Executive Officer and was elected as a director on October 19, 2015. Prior to becoming our Chief Executive Officer, Mr. Hanzlik served as President since December 12, 2014 and as Executive Vice President since March 13, 2014. Mr. Hanzlik joined us in November 2012 as a Senior Vice President and as General Manager, Qumu.  From February 2011 to November 2012, Mr. Hanzlik was President, EMEA and member of the Board of TEAM Informatics, a global enterprise solutions and technology company. From December 2006 to February 2010, Mr. Hanzlik was the Chief Marketing Officer of Sajan, Inc., a privately held company, and from February 2010 until January 2011, also served as the Chief Marketing Officer of Sajan’s successor company by merger, publicly-held Sajan, Inc. (OTC: SAJA), a provider of global language translation services, software localization and cloud-based translation management software. Mr. Hanzlik also served as President of Sajan Software Ltd., a subsidiary of Sajan, from June 2009 to January 2011. Mr. Hanzlik was a co-founder of Stellent, Inc., which was a publicly-held provider of content and document management software and services located in Eden Prairie, Minnesota, until it was acquired by Oracle Corporation in 2006. While with Stellent, Inc., he most recently served as Executive Vice President of Compliance and Strategic Alliances from January 2004 to February 2006. Additionally, Mr. Hanzlik served as Stellent’s President and Chief Executive Officer and as a director of Stellent from 2001 to 2003. Mr. Hanzlik served as a director of pre-merger Sajan, Inc. from April 2006 to February 2010 and as a director of post-merger Sajan, Inc. from February 2010 to January 2011. Mr.

Hanzlik also currently serves on the board of directors for Savigent Software, Inc., a provider of event-driven manufacturing operations management software.
Mr. Hanzlik’s role as our Chief Executive Officer gives him unique insights as a director into our challenges, opportunities and operations, as well as helps ensure a strong alignment between the board’s directives and management’s execution of these directives. Mr. Hanzlik has demonstrated executive leadership abilities, as well as a strong background in creating, communicating, executing and sustaining strategic initiatives in the software industry.
Robert F. Olson, age 61, has been a director of Qumu since January 7, 2012. Since February 2010, Mr. Olson has owned and operated a winery in California. From December 2008 until its sale in July 2012, Mr. Olson was the Chairman and primary investor in Swift Knowledge, LLC, a business analytics software company focused on the banking and finance markets. In 1991, Mr. Olson founded Stellent, Inc., an enterprise content management software company that was publicly-traded until it was sold to Oracle Corporation in 2006. Mr. Olson served as Stellent’s Chief Executive Officer from October 2000 to July 2001 and as its President and Chief Executive Officer from 1990 to October 2000 and from April 2003 until it was sold.
Mr. Olson’s previous work experience, particularly as the Chief Executive Officer of Stellent, Inc., contributes to the Board’s understanding of the development and management of growing technology companies, particularly as we continue to expand into growing areas of technology.
Neil Cox, age 68, has been a director of Qumu since December 19, 2017. Since July 2010, Mr. Cox has been the President and CEO of Repio, Inc., which provides a software platform that enables users to take control of their online information and image. He also serves as a Senior Technology & Telecom Advisor to XMS Capital Partners, an independent financial services firm providing M&A and corporate advisory services. From May 2006 to March 2010, Mr. Cox held roles with Qwest Communications International, Inc. (NYSE: Q until its acquisition in 2010 by CenturyLink, Inc.). From September 2008 to March 2010, he served as the Executive Vice President of Qwest Communications International, with responsibility for business development, product development and IT. From 2004 to 2006, Mr. Cox was a Venture Partner at MK Capital, which invests in emerging technologies and application software. From March 2001 to September 2004, Mr. Cox served as Executive Vice President for the telecommunications sector at Science Applications International Corporation (NYSE: SAIC), a science, engineering and technology applications company. In August 2015, Mr. Cox was appointed by the U.S. Secretary of Commerce to be on the board of directors of FirstNet, which will build the world’s first wireless network for first responders. Mr. Cox also chairs the technology committee of the FirstNet board.
Mr. Cox contributes to the Board through his strong background in executive-level management and deep level of operational experience, particularly with the development and growth of new communications technologies.
Daniel R. Fishback, age 56, was appointed as a director of Qumu on December 11, 2013. From 2001 to 2013, Mr. Fishback was the President and Chief Executive Officer of DemandTec, Inc., a provider of a cloud-based collaborative optimization network for retailers and consumer products companies. DemandTec was acquired in 2012 by International Business Machines Corporation (NYSE: IBM). From January 2000 to March 2001, Mr. Fishback served as Vice President of Channels for Ariba, Inc., a provider of solutions to help companies manage their corporate spending. Since January 2017, Mr. Fishback has served on the board of directors of Teradata Corp. (NYSE: TDC). He also currently serves on the board of directors for private companies Conversica Inc., User Zoom Inc., Prevedère, Inc., Saama Technology and Moogsoft, Inc., as well as the non-profit foundation DemandHope. Mr. Fishback previously served on the board of directors of SPS Commerce, Inc. (Nasdaq: SPSC), a software company providing cloud-based on-demand supply chain management solutions, from March 2011 to May 2012.
Mr. Fishback brings to the Board strong leadership skills developed as an executive of several companies in the software industry and in-depth knowledge of the software industry. Mr. Fishback is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.
Kenan Lucas, age 33, was appointed as a director of Qumu on December 19, 2017. Mr. Lucas joined Harbert Discovery Fund in August 2014 and currently serves as a Co-Portfolio Manager of the Harbert Discovery Fund. The Discovery Fund seeks to generate long-term capital growth primarily through investments in small and microcap stocks in the U.S. and Canada. From 2012 to 2014, Mr. Lucas earned an MBA from the Darden School of Business at the University of Virginia, where he received the Faculty Award for Academic Excellence. From to

August 2010 to August 2012, Mr. Lucas was an associate at Swander Pace Capital, a middle-market private equity firm, and focused on mergers and acquisitions and corporate finance transactions and consulted with portfolio companies on strategy, growth initiatives, and corporate financing options. From 2007 to June 2010, Mr. Lucas was an analyst at Cowen and Company, a middle-market investment bank, where he advised companies on sell-side transactions and strategic alternatives. Since January 2018, Mr. Lucas has served on the board of directors of Streamline Health Solutions, Inc. (Nasdaq: STRM), a provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises. Mr. Lucas also serves on the Board of Central Environmental Services, LLC.
Mr. Lucas brings to the Board and the Company significant experience in equity capital markets, evaluating financing options, assessing corporate strategy, and considering other strategic alternatives. He also contributes to the Board through his perspective as the Company’s largest shareholder.
Thomas F. Madison, age 82, was appointed as a director of Qumu in 2001. Mr. Madison has served on the board of directors of Digital River, Inc. from 1996 to 2015 and served as its Interim Chief Executive Officer from November 1, 2012 to February 28, 2013. Since January 1993, Mr. Madison has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. In 1994 and 1995, he was the Vice Chairman and Chief Executive Officer of Minnesota Mutual Life Insurance Company. From 1989 to 1993, Mr. Madison was the President of US West Communications – Markets. He was also the President and Chief Executive Officer of Northwestern Bell from 1985 to 1989. He recently rejoined the Board of Trustees of the University of St. Thomas, previously serving from 1981 until 1992. Mr. Madison also served as a director of Valmont Industries, Inc. (NYSE: VMI) from 1987 until his retirement in May 2010; as a director of CenterPoint Energy, Inc. from 2003 until his retirement in May 2011; and as a trustee on the board of trustees of Delaware Group Adviser Funds from May 1997 until his retirement in August 2011.
Mr. Madison’s extensive service as a director for public companies over the last twenty years, including serving as a lead director, committee chair and committee member, allows him to bring to our Board significant experience in public company governance and effective Board practices. Mr. Madison is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.
Kimberly K. Nelson, age 50, has been a director of Qumu since March 26, 2012. Ms. Nelson has served as the Executive Vice President and Chief Financial Officer of SPS Commerce, Inc. (Nasdaq: SPSC) since November 2007. Prior to joining SPS Commerce, Ms. Nelson served as the Finance Director, Investor Relations for Amazon.com, Inc. (Nasdaq: AMZN) from June 2005 through November 2007. From April 2003 until June 2005, she served as the Finance Director, Worldwide Application for Amazon.com’s Technology group. Ms. Nelson also served as Amazon.com’s Finance Director, Financial Planning and Analysis from December 2000 until April 2003.
Ms. Nelson’s qualifications to serve on our board include her management and leadership team experience in publicly-held technology companies SPS Commerce and Amazon.com.  In particular, Ms. Nelson brings to the Board business experience in the software-as-a-service model.  Ms. Nelson is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.
Voting Required
Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast by holders present and entitled to vote on the election of directors at a meeting at which a quorum is present. This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the Annual Meeting, the number of nominees does not exceed the number of directors to be elected), any nominee for directors who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Governance Guidelines to promptly tender his or her resignation following certification of the shareholder vote. Votes withheld from a nominee’s election do not include broker non-votes. The Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation as described above will not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer.

Pursuant to the Standstill Agreement, Harbert will vote all of the shares of our common stock that it beneficially owns in favor of each nominee identified in this Proposal 1. Proxies will be voted in favor of each nominee unless otherwise indicated.

The Board of Directors Recommends
Shareholders Vote FOR the Election of Each Nominee
Identified in Proposal 1
_________________________________

CORPORATE GOVERNANCE
Board Independence
The Governance Committee undertook a review of director independence in February 2018 as to all nine directors then serving. As part of that process, the Governance Committee reviewed all transactions and relationships between each director (or any member of his or her immediate family) and Qumu, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Governance Committee recommended and the Board of Directors affirmatively determined that each director is independent according to the “independence” definition of the Nasdaq Listing Rules, with the exception of Mr. Hanzlik. Mr. Hanzlik is not independent under the Nasdaq Listing Rules because he was employed by, and served as an executive officer of, Qumu in 2017.
Committees of the Board of Directors and Committee Independence
The Board of Directors has established a Compensation Committee, an Audit Committee and a Governance Committee. The composition and function of these committees are set forth below.
Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of our company. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers. The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee also evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives, and implements the evaluation process for the Chief Executive Officer that is established by the Governance Committee. The Compensation Committee also administers our 2007 Second Amended and Restated Stock Incentive Plan (the “2007 Plan”). In connection with its review of compensation of executive officers or any form of incentive or performance-based compensation, the Compensation Committee will also review and discuss risks arising from our compensation policies and practices.
The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market and Rule 10C-1 of the Securities Exchange Act of 1934, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to the Corporate Governance page of the Investor Relations section of our website: www.qumu.com/company/investor-relations/corporate-governance.
The members of the Compensation Committee during 2017 were Daniel R. Fishback (chair), Donald T. Netter, Robert F. Olson, and Justin A. Orlando. When he joined the Board on December 19, 2017, Neil E. Cox also joined the Compensation Committee. During 2017, the Compensation Committee met eight times. A report of the Compensation Committee is set forth below.
Governance Committee. The Governance Committee operates under a written charter and is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of our company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Governance Committee is also responsible for the leadership structure of our board, including the composition of the Board and its committees, and an annual review of the position of chairman of the Board. As part of its annual review, the Governance Committee is responsible for identifying individuals qualified to serve as Chairman and making recommendation to the Board of Directors for any changes in such position. The Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.
The charter of the Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Governance Committee meets these requirements. A copy of the current charter of the Governance Committee is available by following the link to the Corporate Governance page of the Investor Relations section of our website: www.qumu.com/company/investor-relations/corporate-governance. A copy of our current Governance Guidelines is also available in this same section. The members of the Governance Committee in 2017 were Thomas F. Madison (Chair), Kimberly K. Nelson, Donald T. Netter and Robert F. Olson. When they joined the Board on December 19, 2017, Kenan Lucas and Neil E. Cox also joined the Governance Committee. During 2017, the Governance Committee met three times.
Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. Under its charter, the Audit Committee exercises oversight of significant risks relating to financial reporting and internal control over financial reporting, including discussing these risks with management and the independent auditor and assessing the steps management has taken to minimize these risks. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.
The Audit Committee operates under a written charter and a copy of the current Audit Committee charter is available by following the link to the Corporate Governance page of the Investor Relations section of our website: www.qumu.com/company/investor-relations/corporate-governance. The members of the Audit Committee during 2017 were Kimberly K. Nelson (Chair), Thomas F. Madison and Justin A. Orlando, as well as Daniel R. Fishback until March 31, 2017. When he joined the Board on December 19, 2017, Kenan Lucas also joined the Audit Committee. During 2017, the Audit Committee met eleven times, including six times in executive session without management present.
The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Our Governance Committee and Board of Directors have reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, upon recommendation of the Governance Committee, the Board of Directors has determined that each of the Audit Committee members, Ms. Nelson and Messrs. Fishback, Madison and Orlando, meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee. A report of the Audit Committee is set forth below.
Board Leadership Structure
Currently, the leadership structure of Qumu’s Board consists of a non-executive chairman of the Board, currently Robert F. Olson, and three standing committees that are each led by a separate chair and consist of only directors that meet the independence requirement under the Nasdaq Listing Rules and the other similar requirements applicable to that committee. The Chief Executive Officer is a director, but does not serve as chairman and does not serve on any committee.
The Governance Committee believes that the current Board leadership structure is appropriate for Qumu at this time because it allows the Board and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the Board, and helps maintain good communication among Board members and with management.
Board’s Role in Risk Oversight
Qumu faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

Our Board is actively involved in overseeing risk management and it exercises its oversight both through the full Board and through the three standing committees of the Board, the Audit Committee, the Compensation Committee and the Governance Committee. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.
The Board and the three committees receive information used in fulfilling their oversight responsibilities through Qumu’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, our consulting firm for internal controls over financial reporting, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, annual budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.
Director Nominations
The Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 3.14 of our bylaws as described in this Director Nominations section under “Shareholder Proposals for Nominees.” The Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. Our Governance Guidelines provides that the Board should generally have between six and nine directors. In December 2017, the Company increased the size of the Board from seven to nine members pursuant to the Standstill Agreement, which is discussed under “Summary of Standstill Agreement.” Under the Standstill Agreement, the Company agreed to submit only seven nominees for election at this 2018 Annual Meeting of Shareholders. The Governance Committee believes that a seven person Board of Directors is appropriate for Qumu in that it allows the Board to have a diversity of talent and experience to draw upon and allows the Board to appropriately staff the committees of the Board and engage the directors in Board and committee service. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate, subject to the terms of the Standstill Agreement.
Criteria for Nomination to the Board; Diversity Considerations. The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board of Directors, as the Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Qumu and the Board of Directors. The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•
Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and our business;

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Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;

•	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education; and

•	Diversity, in terms of knowledge, experience, skills, expertise, and other characteristics.

In considering candidates for the Board, including the nominees for election at the Annual Meeting, the Governance Committee considers the entirety of each candidate’s credentials with reference to these standards. The Governance Committee also considers such other relevant factors as it deems appropriate.
While the Governance Committee does not have a formal policy with respect to diversity, the Governance Committee does believe it is important that the Board represent diverse viewpoints within the context of these standards. As part of the nominee selection process for the Annual Meeting, the Governance Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of our directors, who are each nominees for election at the Annual Meeting. The Governance Committee considered how each director contributed to the diversity of the Board. Based upon that review, the Governance Committee believes that the overall mix of their backgrounds contributes to a diversity of viewpoints that will enhance the quality of the Board’s deliberations and decisions.
In reviewing prospective nominees, the Governance Committee reviews the number of public-company Boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees. Under our Governance Guidelines, non-employee directors generally may not serve on more than four Boards of other publicly owned companies, provided that the service does not adversely affect the director’s ability to perform his or her duties as a Qumu director.
The Governance Committee considers persons recommended by the shareholders using the same standards used for other nominees.
Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. The Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Governance Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.
Board Nominees for the 2018 Annual Meeting. The nominees for the Annual Meeting were selected by the Governance Committee in February 2018. Other than in respect of Messrs. Lucas and Cox, the Governance Committee selected the nominees in February 2018 using the standards identified in our Governance Guidelines that are discussed in this section under “Criteria for Nomination to the Board; Diversity Considerations.” In selecting Mr. Madison as a nominee, the Governance Committee determined that, because of his demonstrated availability to the Board and valuable contributions as a Board member, it is in the best interests of Qumu and its shareholders to waive the provisions of our Governance Guidelines relating to maximum age of a nominee. All nominees were elected by shareholders at our 2017 Annual Meeting, with the exception of Messrs. Lucas and Cox.
On December 19, 2017, the Board of Directors elected Messrs. Lucas and Cox as directors in connection with the Standstill Agreement with Harbert. In considering the obligations of the Standstill Agreement to elect Messrs. Lucas and Cox to our Board of Directors and to nominate Messrs. Lucas and Cox for election at the Annual Meeting, the Governance Committee evaluated Messrs. Lucas and Cox as director nominees in December 2017 using the same standards for evaluating other nominees. The Standstill Agreement is described below under “ —Summary of Standstill Agreement.”
We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance Committee may choose to do so in the future.
Shareholder Proposals for Nominees. The Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance Committee c/o the Secretary of Qumu Corporation and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made.

As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described in our bylaws and in the section of this proxy statement entitled “Shareholder Proposals for 2019 Annual Meeting.”
Summary of Standstill Agreement
On December 19, 2017, we entered into a standstill agreement (the “Standstill Agreement”) with Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc. and Harbert Management Corporation (collectively, “Harbert”). Below is a summary of certain provisions of the Standstill Agreement relating to this 2018 Annual Meeting of Shareholders and beyond.
Pursuant to the terms of the Standstill Agreement, on December 19, 2017 we increased the size of the Board to nine members and elected each of Kenan Lucas and Neil E. Cox to the Board. Additionally, pursuant to the Standstill Agreement, Mr. Lucas was appointed to the Audit Committee and the Governance Committee and Mr. Cox was appointed to the Compensation Committee and the Governance Committee.
Under the Standstill Agreement, we agreed to nominate seven persons for election to the Board at the 2018 Annual Meeting of Shareholders and to cause the authorized number of directors immediately following the 2018 Annual Meeting to remain at seven at all times during the standstill period (as defined in the Standstill Agreement). We are also obligated to nominate Messrs. Lucas and Cox for election as directors at the 2018 Annual Meeting of Shareholders and to solicit proxies for the election of Messrs. Lucas and Cox in the same manner as our other nominees. In accordance with these provisions of the Standstill Agreement, the Governance Committee selected Messrs. Lucas and Cox as nominees for the 2018 Annual Meeting of Shareholders.
Under the Standstill Agreement, Harbert agreed to appear in person or by proxy at the Annual Meeting of Shareholders and vote all shares of our common stock of beneficially owned by it in favor of the election of each of Qumu’s nominees and in accordance with the Board’s recommendation on all other proposals.
Until the date on which Harbert takes any action that results in Harbert having beneficial ownership in the aggregate of less than 5.0% of our then outstanding common stock, if either of Messrs. Lucas or Cox should resign, be removed or die, Harbert has the right to replace Messrs. Lucas and Cox with a qualified director substitute, with the qualifications and appointment of any substitute director subject to the provisions of the Standstill Agreement.
Harbert is also subject to standstill provisions under the Standstill Agreement restricting Harbert and its affiliates from directly or indirectly taking certain actions in respect of the Company or its common stock. Such provisions generally remain in effect for a standstill period ending 30 days prior to the deadline for the submission of shareholder nominations for our 2019 Annual Meeting of Shareholders, subject to extension by mutual agreement of the parties. The Standstill Agreement also contains prohibitions on certain dispositions by Harbert during the standstill period.
Board Attendance at Board, Committee and Annual Shareholder Meetings
During 2017, the Board of Directors met nineteen times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he or she served during 2017. The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders. Three of the seven directors then serving attended the 2017 Annual Meeting of Shareholders, which was held as a virtual meeting of shareholders.
Continuing Education
We have adopted a policy encouraging all Board members to seek out opportunities for further education on governance and public-company matters. During 2017, one member of the Board of Directors attended one or more such programs.

Communications With Directors
Shareholders may communicate with members of the Board by sending an e-mail to chair.director@qumu.com or by directing the communication in care of the Governance Committee Chair c/o Corporate Secretary, at the address set forth on the front page of this proxy statement. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.
Code of Ethics
We have adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions. This code of ethics is included in our Code of Ethics and Business Conduct which is publicly available by following the link to the Corporate Governance page of the Investors section of our website: www.qumu.com/company/investor-relations/corporate-governance. To the extent permitted, we intend to disclose any amendments to, or waivers from, the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions or with respect to the required elements of the code of ethics on the page of our website identified above.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.
In accordance with its Charter, the Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed under generally accepted auditing standards and Auditing Standard No. 16 of the Public Company Accounting Oversight Board (United States) which includes, among other items, matters related to the conduct of the audit of our financial statements and evaluation of the Company’s internal control over financial reporting. We have also discussed with KPMG LLP their independence and they have provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2017.
By the Audit Committee of the Board of Directors:
Kimberly K. Nelson (Chair)
Thomas F. Madison
Justin A. Orlando
Kenan Lucas

EXECUTIVE OFFICERS
Set forth below is biographical and other information for our current executive officers. Information about Vern Hanzlik, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”
David D. Ristow, age 48, served as our interim Chief Financial Officer on a consulting basis from November 7, 2017 until he was hired as our Chief Financial Officer on December 15, 2017. From April 2017 until November 2017, Mr. Ristow acted as Chief Financial Officer of Ascent Solutions, a consulting company delivering cybersecurity, cloud, IT strategy, and infrastructure enablement services. From July 2016 to April 2017, Mr. Ristow acted as Chief Financial Officer for eGrowcery, an international e-commerce software business. From January 2016 to June 2016, Mr. Ristow acted as the Chief Financial Officer of Noribachi, a manufacturer of high output commercial lighting solutions operating on an Internet Of Things platform. From 2012 to 2016, Mr. Ristow acted as Chief Financial Officer of portfolio companies and Director of Investments for Eurovestech Plc. From 2007 to 2012, Mr. Ristow acted as Chief Financial Officer of KSS Retail, an international software business providing price optimization solutions to retailers throughout the world, which was sold in January 2010. Mr. Ristow has a B.S. in Accounting from the University of Southern California and began his finance career with Deloitte. Mr. Ristow is an actively licensed Certified Public Accountant, member of the CGMA and veteran of the USMC.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the named executive officers:

•	Vern Hanzlik, who served as President and Chief Executive Officer in 2017;

•	Peter J. Goepfrich, who served as Chief Financial Officer from May 18, 2015 until his resignation on November 6, 2017; and

•	David G. Ristow, who served as Interim Chief Financial Officer on a consulting basis from November 7, 2017 until he was hired as Chief Financial Officer on December 15, 2017.
This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during 2017, as reported in the compensation tables and accompanying narrative sections appearing on pages 27 to 34 of this proxy statement.
Executive Summary
Our compensation policies and determinations in 2017 were influenced by a variety of factors, most notably our efforts to align pay and performance, particularly our cash and expense management goals. Highlighted below are some of our key compensation-related policies and decisions approved by the Compensation Committee relating to 2017 compensation to the named executive officers:

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Flat or Lower Base Pay. The Compensation Committee did not change the base salaries for executive officers in 2017. For Mr. Hanzlik, the base pay reduction implemented in August 2015 continued in effect through into 2016 and 2017. Mr. Goepfrich’s annual base salary was set at $290,000 at the time he was hired in 2015 and this annual base salary was likewise continued into 2016 and 2017. When Mr. Ristow was hired as our Chief Financial Officer in December 2017, we negotiated with him an annual base salary of $275,000, which is lower than the base salary of his predecessor, and approximated the 25th percentile for base salary at our peer group companies for the Chief Financial Officer position.

•
Focus on Performance-Based Incentives. As in prior years, our compensation policies and practices during 2017 were heavily influenced by a focus on pay for performance. In 2017, our compensation practices were also heavily influenced by a focus on aligning pay programs with our cash and expense management goals.

For 2017, the Compensation Committee again included a hurdle component to the 2017 Incentive Plan. Under the terms of the 2017 Incentive Plan, incentive pay was conditioned upon achievement of minimum cash flow from operations. The failure to achieve the minimum cash flow from operations performance goal, even if other performance goals were achieved, would result in no incentive pay under the 2017 Incentive Plan. In determining the 2017 performance goals, the Compensation Committee exercised its discretion to reduce our actual cash flow from operations to normalize cash flow for the purposes of the 2017 Incentive Plan.
Our executive compensation programs continued to be designed to deliver market competitive compensation to our executive officers only when they individually deliver, and we as a company deliver, high performance. The Compensation Committee believes that variable, incentive-based compensation should constitute a meaningful portion of overall compensation for the named executive officers.

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Equity Component in 2017 Incentive Plan. In order to ensure alignment of our compensation program with our cash resources and to align the interests of our management with the interests of our shareholders, the Compensation Committee determined to deliver some of the incentive pay under the 2017 Incentive Plan in the form of equity. To implement this element of the 2017 Incentive Plan, we issued performance stock units, which represent a contractual right to receive shares of our common stock based upon the achievement of the 2017 Incentive Plan performance goals. The full target amount of Mr. Hanzlik’s incentive pay under the 2017 Incentive Plan was delivered through performance stock units and 25% of Mr. Goepfrich’s target amount was delivered through performance stock units. Based upon the Compensation Committee’s determinations of achievement of the performance goals of the 2017 Incentive Plan, approximately 22.1% of the 105,642 performance stock unit award to Mr. Hanzlik vested, resulting in 23,395 shares of our common stock being issued to Mr. Hanzlik on March 23, 2018. Due to Mr. Goepfrich’s resignation in November 2017, no shares were issued to Mr. Goepfrich in respect of the performance stock units and no cash amount was paid to him under the 2017 Incentive Plan.

•
Equity Awards in 2017. The Compensation Committee made no equity awards to Messrs. Hanzlik or Goepfrich in 2016 and instead dedicated 2016 to thorough review, in consultation with Radford, the Compensation Committee’s independent consultant, of long-term incentive compensation to the executive officers. Based upon this review, in March 2017 the Compensation Committee granted stock option and restricted stock awards to Messrs. Hanzlik and Goepfrich. Even following these grants, the long-term equity compensation for Messrs. Hanzlik and Goepfrich continued to be below the 50th percentile of a peer group of companies as reported by Radford. When Mr. Ristow was hired as our Chief Financial Officer on December 15, 2017, the Compensation Committee approved larger initial equity awards in recognition of Mr. Ristow’s position and his base salary.

•	Compensation Policies for 2017. In 2017, we maintained the compensation policies and compensation practices developed in prior years, which we believe contribute to good governance.
The 2007 Plan includes a broad recoupment or “clawback” provision, and clawback provisions are a standard part of our incentive compensation programs, including the 2017 Incentive Plan.  These clawback provisions require an executive officer to forfeit and allow us to recoup any payments or benefits received by the executive officer under these compensation plans under certain circumstances, such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer.
We have established specific stock ownership guidelines for executive officers and directors. Our stock ownership guidelines, along with the terms of our equity awards, encourage our executive officers and directors to build and maintain an ownership interest in our company.
Under the charter of the Compensation Committee, any compensation consultant is retained directly by, and reports to, the Compensation Committee. Our Compensation Committee reviews and considers the independence of a compensation consultant prior to engagement.
Our letter agreements with executive officers provide for severance payments only in cases of termination without cause prior to a change in control or both the occurrence of a change in control and the termination of employment without cause or for good reason. The agreement does not provide for “tax gross-up” payments. The post-termination benefits under the letter agreement are also conditioned upon compliance with the non-disclosure and non-competition agreements we have with the executive officers.

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Response to 2017 Say-On-Pay Vote. The say-on-pay proposal we presented at the 2017 Annual Meeting of Shareholders received 98.8% approval. We believe this high approval rate reflects shareholder support for our efforts in the last several years to strengthen the connection between executive pay and performance.

Our Compensation Philosophy
Our philosophy with respect to the compensation of executive officers is based upon the following principles:

•	Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and

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Variable compensation should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel and should provide incentives to improve performance and shareholder value.

The Compensation Committee reviews compensation philosophy and programs regularly (no less than annually). The Compensation Committee’s review is two-fold: first, to ensure our philosophy and programs meet our objectives of providing compensation that attracts and retains executive talent and encourages our executive officers to achieve our business goals and second, to identify changes and trends in executive compensation policies and practices that may be applicable to Qumu.
2017 Compensation Elements and Determinations
The Compensation Committee followed the guiding principles outlined above in the development and administration of compensation programs for the named executive officers. During 2017, the components of our executive compensation programs consisted of the following:

•	Base salary;

•	Short-term incentive compensation delivered through the 2017 Incentive Plan, the annual incentive plan for 2017; and

•	Long-term equity compensation.
The named executive officers were also eligible to participate in the same benefit programs as were available to our other employees. Because the Compensation Committee does not believe that personal benefits or perquisites are appropriate as a significant element of compensation, the value of perks to any named executive officer was less than $10,000 in 2017.
In addition to selecting the components of compensation, the Compensation Committee also determined the relative weight of each component for each of the named executive officers.  Performance-based, variable compensation is intended to be a meaningful portion of overall compensation. For 2017, the Compensation Committee continued its practice of weighting this type of compensation more heavily than fixed compensation, such as base salary.
See “Compensation Information and How it is Used in the Determining Compensation” below for an explanation of the information the Compensation Committee used in determining the elements of executive compensation and the potential compensation to the named executive officers in 2017.
2017 Base Salaries
In March 2017, the Compensation Committee determined not to change the annual base salary of Messrs. Hanzlik or Goepfrich for 2017. Accordingly, for 2017 Mr. Hanzlik’s annual base salary was $390,800 while he resides in California, reflecting an $82,000 adjustment approved in 2014 for the higher cost of living index of the San Francisco, California metropolitan area, and his unadjusted base salary of $308,800 was used for the purposes of calculating Mr. Hanzlik’s incentive pay opportunity under the 2017 Incentive Plan. For Mr. Hanzlik, his 2017 base salary continued to reflect the 5% reduction implemented in August 2015.

For 2017, Mr. Goepfrich’s annual base salary continued to be $290,000, the amount set at the time he was hired in May 2015. This amount approximated the 50th percentile of our benchmark peer group for the Chief Financial Officer position, as reported by Radford, at the time of Mr. Goepfrich’s hire.
When Mr. Ristow was hired as our Chief Financial Officer on December 15, 2017, the Compensation Committee negotiated a base salary with him of $275,000. This amount was less than the annual base salary of Mr. Goepfrich in recognition of the larger initial equity awards to Mr. Ristow at the time of hiring. This amount was also significantly less than the annualized cost of Mr. Ristow’s services as a consultant.
2017 Incentive Plan
Effective March 8, 2017, the Compensation Committee approved and the Board of Directors ratified the establishment of our short-term incentive program for 2017 (the “2017 Incentive Plan”) and set the incentive pay opportunities under the 2017 Incentive Plan for Mr. Hanzlik and Mr. Goepfrich. Because Mr. Ristow was hired on December 15, 2017, he was not eligible to participate in the 2017 Incentive Plan.
Under the 2017 Incentive Plan, the Compensation Committee determined minimum, target and maximum amounts of four performance goals for 2017: core bookings, revenue, adjusted EBITDA, and cash flow from operations, each weighted 25%. Core bookings was defined as the dollar value of signed non-cancellable customer purchase commitments for the following categories: (i) perpetual licenses, (ii) subscription and support for less than one year terms, (iii) hardware, (iv) professional services and other, and (v) maintenance and support for less than one year terms. Revenue and cash flow from operations was to be determined in conformity with U.S. generally accepted accounting principles. Adjusted EBITDA was defined as earnings before interest, taxes, depreciation and amortization, adjusted by excluding expense associated with equity based compensation, but including cash incentive compensation expense and further adjusted by excluding $150,000 of budgeted severance expense.
The Compensation Committee retained the discretion to include or exclude items from any of the four performance goals and to determine the amount of core bookings, revenue, adjusted EBITDA or cash flow from operations to be used in calculating incentive pay under the 2017 Incentive Plan.
Under the 2017 Incentive Plan, achievement of a performance goal at less than target level would result in proportionately decreasing incentive pay relating to that performance goal until the achievement fails to meet the minimum, at which point the executives would be entitled to no incentive pay with respect to that performance goal. Achievement of a performance goal at greater than target level would result in proportionately increasing incentive pay relating to that performance goal. However, under the 2017 Incentive Plan, the maximum incentive pay that could be earned by an executive officer could not exceed 150% his incentive pay at the target level, even if actual performance exceeded the maximum level for any or all performance goals. Additionally, the failure to achieve the minimum cash flow from operations, even if other performance goals were achieved, would result in no incentive pay under the 2017 Incentive Plan.
The Compensation Committee also approved the incentive pay that the executive officers could have earned under the 2017 Incentive Plan at the target level of achievement of each performance goal as a percentage of their respective salaries as follows: Mr. Hanzlik, 65%, and Mr. Goepfrich, 50%. At the maximum level of achievement, Mr. Hanzlik could have earned incentive pay of 97.5% of his base salary and Mr. Goepfrich could have earned incentive pay of 75% of his base salary. As was the case in 2015 and 2016, for the purposes of determining any incentive pay under the 2017 Incentive Plan to Mr. Hanzlik, the Compensation Committee continued to use Mr. Hanzlik’s lower base salary unadjusted for the higher cost of living index in the San Francisco, California metropolitan area.
The Compensation Committee also determined that payout of the 2017 Incentive Plan would be in a combination of cash and performance stock units. The performance stock units represented a contractual right to receive shares of our common stock upon the achievement of the 2017 Incentive Plan performance goals. The performance stock unit award agreements provided that in settlement of the performance stock units, we would issue the holder a number of shares as was equal to the number of performance stock units issued multiplied by the total percentage achievement of the performance goals for the 2017 Incentive Plan after applying weighting.
In connection with the 2017 Incentive Plan, Mr. Hanzlik was issued 105,642 performance stock units. This number of performance stock units was equal in value to 100% of Mr. Hanzlik’s incentive pay opportunity under the 2017 Incentive Plan at the target level of achievement. In connection with the 2017 Incentive Plan, Mr. Goepfrich was issued 19,078 performance stock units. This number of performance stock units was equal in value to 25% of Mr. Goepfrich’s incentive pay opportunity under the 2017 Incentive Plan at the target level of achievement. For Mr.

Goepfrich, any remaining incentive pay earned under the 2017 Incentive Plan would be paid in cash. For each executive officer, achievement above 100% of the target level would be paid solely in cash.
The 2017 Incentive Plan provided that all incentive amounts earned in 2017 would be paid in the first quarter of 2018, which the Compensation Committee later adjusted to be following the filing of our Annual Report on Form 10-K. An executive officer must have been employed by us as of December 31, 2017 and as of the payment date in order to receive any incentive pay under the 2017 Incentive Plan unless otherwise provided in the letter agreement with the executive relating to severance and change in control benefits. Additionally, all incentive pay, both the cash and equity components, is subject to “clawback” to the extent required by federal law and the 2007 Plan.
The Compensation Committee set the minimum core bookings and revenue under the 2017 Incentive Plan as reflecting no improvement over the prior year, but set the minimum adjusted EBITDA to be an improvement of 24% over the prior year and the minimum cash flow from operations to be an improvement of 66% over the prior year. The Compensation Committee believed that an expectation of significant improvement in adjusted EBITDA and cash flow from operations would incentivize further alignment of our 2017 expenses with 2017 revenue and bookings performance. The Compensation Committee set the target level of each performance measure as consistent with our budget for 2017.
For 2017, our core bookings, revenue, adjusted EBITDA, and cash flow from operations were $11,646,000, $28,167,000, $(4,636,000) and $(2,012,000), respectively. We achieved slightly more than the minimum 2017 core bookings performance goal, resulting in achievement of 10% of the amount attributable to this performance goal before weighting. We did not achieve the minimum 2017 revenue performance goal established by the Compensation Committee under the 2017 Incentive Plan. We achieved more than the minimum but less than the target performance goal for adjusted EBITDA for 2017, resulting in achievement of 19% of the incentive amount attributable to this performance goal before weighting.
After reviewing our actual 2017 cash flow from operations, the Compensation Committee determined to exercise is discretion to reduce this amount for the purposes of the 2017 Incentive Plan by $1,000,000 to offset the receipt a pre-payment of a sublease of our office in the UK and to normalize the impact of working capital timing in the fourth quarter 2017. The Compensation Committee made these adjustments to ensure that 2017 cash flow from operations reflected this normalized measure. After the Compensation Committee exercised its negative discretion, we achieved more than the minimum but less than the target cash flow from operations for 2017, resulting in a payout of 59% of the incentive amount attributable to this performance goal before weighting.
After applying weighting, the total percentage achievement of the performance goals for the 2017 Incentive Plan was 22.1%. As a result, we issued Mr. Hanzlik 23,395 shares on March 23, 2018 in settlement of the award of 105,642 performance stock units. Because Mr. Goepfrich resigned prior to the end of 2017, Mr. Goepfrich did not receive any shares in settlement of his performance stock units or any compensation otherwise under the 2017 Incentive Plan.
2017 Equity Awards
The Compensation Committee dedicated 2016 to thorough review of long-term incentive compensation to the executive officers which was informed by the input from Radford. Radford’s March 2016 re-engagement included the development of long-term incentive alternatives for consideration by the Compensation Committee, as well as development of an updated benchmark peer group against which the Compensation Committee assessed the competitiveness of our long-term incentive compensation. The Compensation Committee’s consideration of the Radford alternatives over the balance of 2016 informed the stock option and restricted stock awards made to the executive officers in March 2017 and the performance stock unit component of the 2017 Incentive Plan.
In March 2017, the Compensation Committee granted Mr. Hanzlik an option to purchase 75,000 shares of our common stock and 37,500 shares of restricted stock and granted Mr. Goepfrich an option to purchase 50,000 shares of our common stock and 25,000 shares of restricted stock. For Mr. Hanzlik, the size of the awards approximated the 25th percentile of peer group of companies. For Mr. Goepfrich, the size of the awards approximated the 50th percentile of peer group companies. Even following these grants, the long-term equity compensation for Messrs. Hanzlik and Goepfrich continued to be below the 50th percentile of a peer group of companies as reported by Radford.
Mr. Ristow was hired as our Chief Financial Officer on December 15, 2017. At that time, the Compensation Committee approved a seven year non-qualified stock option to purchase 150,000 shares of our common stock and an award of 30,000 shares of restricted stock. The option will have an exercise price equal to the fair market value of our common stock as of the grant date and vest with respect to 25% of the shares underlying the option on the first four anniversaries of Mr. Ristow’s hire date. The restrictions on the restricted stock award will lapse with respect to 25% of the shares underlying the option on the first four anniversaries of Mr. Ristow’s hire date. The stock option award and restricted stock award will be granted under the 2007 Plan and be subject to our standard form of stock option agreement and restricted stock award agreement. In accordance with our equity granting policy, the grant date for the equity awards to Mr. Ristow will be the first day of the next open window period following his hire date, which we expect will be following the release of our financial results for the quarter ended March 31, 2018.
Compensation Information and How it is Used in Determining Compensation
The Compensation Committee used information from a variety of sources in determining compensation for the named executive officers for 2017.

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Use of Compensation Consultant. In March 2016, the Compensation Committee re-engaged Radford, an Aon Hewitt company, to help guide development of our executive compensation program in 2016 and 2017. The Compensation Committee engaged Radford to prepare an executive compensation assessment, including development of an updated peer group, benchmarking of compensation (base salary, target bonus opportunity and annual long-term incentive delivery) against the updated peer group, and development of long-term incentive alternatives, including various equity vehicle mixes. The Compensation Committee reviewed Radford’s May 2016 report, as well as compensation and surveys, reports and other market data against which it measured the competitiveness of our compensation programs for 2017.

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Input from Management. In determining compensation for executive officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all other executive officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. The Chief Executive Officer and Chief Financial Officer also recommended to the Compensation Committee the financial performance goals under the 2017 Incentive Plan. No executive officer, other than the Chief Executive Officer and Chief Financial Officer, has a role in establishing executive compensation. From time to time, executive officers are invited to attend portions of meetings of the Compensation Committee. However, no executive officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such executive officer’s compensation.

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CEO Performance Review. Annually, our Governance Committee establishes and oversees a process for the evaluation of the performance of the Chief Executive Officer by the whole Board, including a self-assessment by the Chief Executive Officer. The Compensation Committee then considers the results of that performance review in determining compensation of the Chief Executive Officer.

As a result of Radford’s executive compensation assessment, the Compensation Committee updated the benchmark peer group in mid-2016 and this updated peer group informed certain elements of the 2016 executive compensation program in the latter half of 2016 and into 2017. The benchmark peer group companies for 2017 included:

A10 Networks, Inc.	Digi International Inc.	Model N, Inc.
Bazaarvoice, Inc.	eGain Corporation	PROS Holdings, Inc.
Carbonite, Inc.	Glu Mobile, Inc.	RetailMeNot, Inc.
Castlight Health, Inc.	Jive Software, Inc.	WANdisco, plc.
ChannelAdvisor Corp.	Marin Software Incorporated	Xactly Corporation
CYREN Ltd.	MobileIron Inc.	YuMe Inc.

While the Compensation Committee viewed the 50th percentile of the peer group as a key data point for the various elements of compensation in 2017, the Compensation Committee also considered experience, scope of position, individual performance, competitiveness and retention, our financial performance and position, our share price and market capitalization, and other factors when positioning elements of compensation to executive officers within the peer group. In general, each element of our compensation programs as compared to the 2017 benchmark peer group companies is between the 25th and 50th percentile.

Historically, the Compensation Committee has typically considered the following factors in addition to the information set forth above to determining the value of long-term equity incentive compensation: (i) previously made grants to the executive officer; (ii) progress toward meeting our stock ownership guidelines; (iii) the type of equity award and the standard terms of that type of award; (iv) our historical grant practices; (v) the potential cash compensation to the executive officer; and (vi) the position of the executive officer to ensure that those in positions of increased responsibility have an opportunity to receive a correspondingly larger portion of the overall value of long-term equity compensation for the year.
Compensation Policies

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Executive Compensation Clawback Policy.  Since 2011, our 2007 Plan has had expanded recoupment or “clawback” provisions and our annual incentive compensation program, including the 2017 Incentive Plan, has also had clawback provisions.  These clawback provisions require an executive officer to forfeit and allow us to recoup any payments or benefits received by the executive officer under these compensation plans under certain circumstances, such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer.

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Equity Granting Policy. In February 2017, our equity granting policy changed such that awards of equity-based compensation to executive officers will be approved by the Compensation Committee at a regularly scheduled meeting at which the Compensation Committee determines incentive compensation for the immediately completed year and the compensation program for executive officers for the current year, typically scheduled in February of each year. In February 2017, the equity granting policy also changed the timing of awards of equity-based compensation to non-executive officer employees such that these will occur at the same time as awards to executive employees beginning in 2018. These changes in the equity granting policy are intended to more closely connect the timing of grants of equity awards to our performance in the just completed year, to ensure uniformity in the terms of the awards to executives and non-executives (for example exercise price), and to simplify administration of the

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2007 Plan. In addition to annual awards, awards of equity-based compensation to newly hired employees or employees being recognized for their achievement may be made by the Compensation Committee or by the Chief Executive Officer under authority delegated by the Compensation Committee. For awards by the Compensation Committee to newly-hired employees or employees being recognized for their achievement, the grant date will be the later of (i) the first day of employment with Qumu or the date the employee is recognized for achievement, as the case may be, or (ii) the date the Compensation Committee takes action to approve the award. However, if this date is not within an open window period, the grant date will be the first day of the open window period following the latest of (i) and (ii). Likewise, for annual awards, the grant date will be the later of the date the Compensation Committee takes action to approve the award or the first day of the next open window period.

All stock options granted in 2017 have an exercise price of the fair market value of our common stock on the date of grant. The date of grant is determined under the 2007 Plan by reference to the closing market price of our common stock on the date the Compensation Committee meets (or takes action in writing in lieu of meeting) and determines the award recipient, the number of shares underlying stock option awards and the other material terms of the stock option grant, or such future date specified as the grant date by the Compensation Committee when all material terms of the stock option grant are determined.
The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.
Our policy is to grant equity awards at a time that Qumu’s directors and executive officers are not in possession of material, non-public information and during the periods of time that trading would be permitted under our trading policy, which is referred to above as an “open window period.”

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Delegation of Limited Authority under 2007 Plan. The Compensation Committee has delegated authority to the Chief Executive Officer and Chief Financial Officer to grant equity awards under the 2007 Plan to employees who are not executive officers of Qumu. The delegation of authority is limited to new hire grants to any individual that corresponds to that persons’ position within Qumu, not to exceed the amount set by the Compensation Committee from time to time, if any, or 20,000 equity awards, and the delegation authority may not exceed, in the aggregate, the total amount established on an annual basis by the Compensation Committee. Equity awards mean stock options and restricted shares and unless otherwise determined by the Compensation Committee, grants of restricted shares shall reduce the limits set forth above on the basis of 2.5 equity awards for each restricted share granted. Further, the Chief Executive Officer and Chief Financial Officer must memorialize the terms of the award in a written form contemporaneously with his approval of the award and must advise the Compensation Committee of such awards at a Compensation Committee meeting following such award. The terms of option and restricted stock awards by the Chief Executive Officer and Chief Financial Officer must be those contained in our standard form of non-qualified stock option agreement or standard form of restricted stock agreement, respectively.
For awards by the Chief Executive Officer and Chief Financial Officer to newly-hired non-executive employees, the grant date will be the second Tuesday of the month following the employee’s start date, or if the Nasdaq Stock Market was closed on such second Tuesday, the next succeeding day on which the Nasdaq Stock Market is open for regular trading.

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Stock Ownership Guidelines. We have established stock ownership guidelines for our executive officers and directors. These guidelines are reviewed annually. The ownership guidelines for executive officers are based upon the following multiples of base pay, with the multiple depending upon management level: Chief Executive Officer, five times; President, Chief Operating Officer, Chief Technical Officer and Chief Financial Officer, three times; and all other executive officers, two times. In the event an individual holds positions in more than one management level, the multiple applicable to the highest management level applies to that individual. The ownership guideline for directors is five times the annual retainer (exclusive of meeting fees or other retainers) paid to directors by us. Ownership levels will be determined by including stock acquired through open market transactions, employee stock purchase plan purchases (if any), shares granted under time vested restricted stock or restricted stock unit awards, shares earned under performance stock awards, as well as the in-the-money value of vested stock options. We recommend that executive officers and directors meet the applicable guidelines within five years of the date he or she first becomes subject to the guidelines and meet the applicable guidelines associated with an increase in his or her management level within five years of such change.

On February 28, 2018, the Compensation Committee reviewed the progress of the named executive officers and directors toward the ownership guidelines. As of that date, four of the five directors that were required to meet the ownership guidelines met them. Two other directors are required to meet the guidelines in 2020 and two are required to meet the guidelines in 2023. Mr. Hanzlik is first required to meet the ownership guidelines in 2019 at the 3x level and in 2020 at the 5x level. Mr. Ristow is not required to meet the ownership guidelines until 2023.

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Post-Termination Compensation. Our practice has been to enter into a form of agreement relating to severance and change in control benefits with each person appointed by the Board as an executive officer. As of December 31, 2017, we were a party to such an agreement with Messrs. Hanzlik and Ristow.

The Compensation Committee believes that severance and change in control arrangements for the named executive officers are consistent with competitive pay practices, aid in the recruitment and retention of executive officers, and provide incentives for executive officers to grow our business and maintain focus on returning value to shareholders. The Compensation Committee believes that providing protection to executive officers whose employment is terminated in connection with a change in control strikes an appropriate balance among the interests of our executive officers and the interests of others in a change in control transaction. In particular, the Compensation Committee believes that these arrangements are appropriate in part because the benefits under the agreement are only payable upon termination without cause prior to a change in control or both the occurrence of a change in control and the termination of employment without cause or for good reason, and that the severance and change in control benefits are conditioned upon compliance with non-disclosure and non-competition agreements. See “Executive Compensation – Employment Arrangements with Named Executive Officers and Post-Employment Compensation” in this proxy statement for a discussion of the terms of the agreements with the named executive officers and the value of benefits payable under these agreements.

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Engagement of Compensation Consultant.  Under its charter, the Compensation Committee has the sole authority to retain or replace the compensation consultant and the compensation consultant reports directly to the Compensation Committee.  In determining to retain any compensation consultant, the Compensation Committee will evaluate whether such compensation consultant has any conflict of interest in accordance with the charter of the Compensation Committee. In 2017, the Compensation Committee did not retain a compensation consultant.
Consideration of 2017 Say-on-Pay Vote
The say-on-pay proposal presented at the 2017 Annual Meeting of Shareholders received 98.8% approval by our shareholders. We continue to seek out and welcome feedback from shareholders relating to our compensation programs and practices. Based upon the 2017 Annual Meeting say-on-pay vote and the feedback subsequent to the 2017 Annual Meeting, we believe that shareholders support our efforts to strengthen the connection between executive pay and performance. The Compensation Committee looks forward to the say-on-pay vote at this 2018 Annual Meeting as a way to gain additional information as it considers executive compensation philosophy, policies and practices for the remainder of 2018 and beyond.

Report of the Compensation Committee
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.
The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2017 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2018 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.
By the Compensation Committee of the Board of Directors:
Daniel R. Fishback (Chair)
Neil E. Cox
Donald T. Netter
Robert F. Olson
Justin A. Orlando
Consideration of Risk in Compensation
The Compensation Committee believes that promoting the creation of long-term value discourages behavior that leads to excessive risk. The Compensation Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risks:

•	Our long-term equity incentives are at the discretion of the Compensation Committee and are granted pursuant to a disciplined process.

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Stock options become exercisable over a four year period and remain exercisable for up to seven years from the date of grant, and restricted shares vest over periods up to four years, encouraging executives to look to long-term appreciation in equity values.

•	We balance short- and long-term decision-making with our annual cash incentive program and equity awards that vest over four years.

•	Because of our stock ownership guidelines, our executive officers could lose significant value if our stock price were exposed to inappropriate or unnecessary risks.

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The metrics used to determine the incentive pay to a named executive officer under the 2017 Incentive Plan balanced revenue and core bookings, top-line performance measures, against adjusted EBITDA and net cash flow from operations, bottom line performance measures. Further, incentive pay as to all performance goals under the 2017 Incentive Plan was conditioned upon minimum net cash flow from operations. In this way, we incentivize disciplined growth and prudent expense management.

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The incentive pay amounts under the 2017 Incentive Plan cannot exceed 150% of the executive officer’s target amount, no matter how much performance exceeds the maximum levels of the performance goals. This feature was designed to limit windfalls.

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Through our 2007 Plan, the Compensation Committee has the right to “claw back” stock incentives or cash incentives from a participant or to seek repayment from a participant through a variety of means in certain circumstances such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer. These “claw back” features are applicable to the 2017 Incentive Plan.

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Our corporate compliance systems and policies, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. For example, our insider trading policy prohibits executive officers from purchasing Qumu securities on margin, hedging Qumu securities, borrowing against any account in which Qumu securities are held, pledging Qumu securities as collateral for a loan, or engaging in monetization transactions.
Based on their consideration of these and other factors, the Compensation Committee concurred with our management’s determination that none of its compensation policies and practices is reasonably likely to have a material adverse effect on Qumu.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee during the last fiscal year.

Summary Compensation Table
The following table shows, for each person serving as our Chief Executive Officer our and Chief Financial Officer in 2017 (together referred to as our “named executive officers”), information concerning compensation earned for services in all capacities during the years indicated.

Name and Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compen- sation (3)	All Other Compen- sation (4)	Total
Vern Hanzlik (5) President and Chief Executive Officer	2017	$390,800	$—	$109,618	$76,773	$—	$17,745	$594,936
	2016	$390,800	$—	$—	$—	$47,888	$16,687	$455,375
	2015	$385,805	$—	$295,994	$83,721	$—	$7,313	$772,833
Peter J. Goepfrich (6) Former Chief Financial Officer	2017	$246,500	$—	$47,500	$51,182	$—	$21,892	$367,074
	2016	$290,000	$—	$—	$—	$34,595	$21,843	$346,438
	2015	$166,192	$40,000	$—	$459,136	$75,000	$368	$740,696
David G. Ristow (7) Chief Financial Officer	2017	$12,516	$—	$72,900	$203,892	$—	$—	$289,308

(1)	Consists of a hiring bonus that was required to be repaid by Mr. Goepfrich if his employment with Qumu terminated under certain circumstances prior to the one year anniversary of his start date.

(2)
Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 7 to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017. For Mr. Hanzlik, the column entitled “Stock Awards” includes $38,368 in value associated with 23,395 shares issued to Mr. Hanzlik in settlement of an award of 105,642 performance stock units granted to Mr. Hanzlik under the 2017 Incentive Plan.

(3)
Represents the amounts paid to the named executive officers under the short-term cash incentive compensation program for the year noted. All amounts are reported for the year in which the related services were performed, although may be paid in the following year.

(4)	Represents the following amounts:

Name	Year	Matching Contributions to 401(k) Plan	Insurance Premiums
Vern Hanzlik	2017	$7,950	$9,795
	2016	$8,061	$8,626
	2015	$6,653	$660
Peter J. Goepfrich	2017	$5,410	$16,482
	2016	$5,652	$16,191
	2015	$—	$368
David G. Ristow	2017	$—	$—

(5)
Mr. Hanzlik began serving as our Chief Executive Officer on October 19, 2015. Mr. Hanzlik began serving as our Executive Vice President, an executive officer position, on March 13, 2014 and was promoted to President on December 12, 2014. Amounts presented for 2015 include compensation to Mr. Hanzlik in all capacities for such year.

(6)
Mr. Goepfrich began serving as our Chief Financial Officer on May 18, 2015 and resigned effective November 6, 2017. Accordingly, information for each of 2015 and 2017 represents a partial year. Mr. Goepfrich was not entitled to any post-termination compensation.

(7)
Mr. Ristow began serving as our Interim Chief Financial Officer effective November 7, 2017 on a consulting basis. Effective December 15, 2017, Mr. Ristow was hired as our Chief Financial Officer. Accordingly, information for 2017 represents a partial year. Salary information does not include amounts paid to Salo, LLC for the provision of Mr. Ristow’s services as Interim Chief Financial Officer. We paid Salo, LLC $245 per hour, or $109,117 in the aggregate, for Mr. Ristow’s consulting services prior to being hired.

Value of stock awards and option awards represent the value of awards approved by the Compensation Committee in connection with Mr. Ristow’s hiring on December 15, 2017 assuming the awards were granted on such date. The awards will be granted in accordance with our equity granting policy on first day of the next open window period following Mr. Ristow’s hire date, which we expect will be following the release of our financial results for the quarter ended March 31, 2018, and the actual value of the awards as of such grant date may be different than shown above.
Grants of Plan-Based Awards in 2017
The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ending December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
Name	Grant Date	Minimum	Target	Maximum	Minimum	Target	Maximum
Vern Hanzlik	3/8/2017	$—	$—	$100,360	$—	$105,642	$105,642	—	—	$—	$—
Vern Hanzlik	3/8/2017	$—	$—	$—	$—	$—	$—	37,500	75,000	$1.90	$148,023
Peter J. Goepfrich	3/8/2017	$—	$108,750	$181,250		$19,078	$19,078	—	—	$—	$—
Peter J. Goepfrich	3/8/2017	$—	$—	$—	$—	$—	$—	25,000	50,000	$1.90	$98,682
David G. Ristow	(4)	$—	$—	$—	$—	$—	$—	30,000	150,000	$2.43	$276,792

(1)
Represents the cash incentive pay that may have been earned by the named executive officers under the 2017 Incentive Plan. Under the 2017 Incentive Plan, achievement of the performance goals at less than target level will result in a decreasing amount until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no incentive pay such that there is no “threshold” level of achievement. See the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table for the cash amounts actually paid under the 2017 Incentive Plan. For explanation of the 2017 Incentive Plan, refer to the description beginning on page 18 of this proxy statement under the heading of Compensation Discussion and Analysis entitled “2017 Compensation Elements and Determinations.”

(2)
Represents shares that may have been earned by the named executive officers under performance stock units granted under the 2017 Incentive Plan. See the column entitled “Stock Awards” of the Summary Compensation Table for the shares actually issued in settlement of performance stock units granted under the 2017 Incentive Plan.

(3)
Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 7 to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)
Represents awards approved by the Compensation Committee in connection with Mr. Ristow’s hiring on December 15, 2017. Exercise price and value of option award assume that the option was granted on December 15, 2017. The awards will be granted in accordance with our equity granting policy on first day of the next open window period following Mr. Ristow’s hire date, which we expect will be following the release of our financial results for the quarter ended March 31, 2018, and the exercise price and value of the option as of such grant date may be different than shown above.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning option and stock awards outstanding to the named executive officers at December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)
Vern Hanzlik	100,000	—	$6.62	11/26/2019	—	—
	50,000	—	$6.92	12/10/2019	—	—
	30,000	30,000	$3.11	11/11/2022	—	—
	—	75,000	$1.90	3/8/2024	—	—
	—	—	—	—	56,411	$133,694
Peter J. Goepfrich (3)	65,000	—	$9.56	2/4/2018	—	—
	10,000	—	$3.11	2/4/2018	—	—
David G. Ristow (4)	—	150,000	$2.43	12/15/2024	—	—
	—	—	—	—	30,000	$71,100

(1)
Options vest and become exercisable in equal installments on the first four anniversaries of the date of grant and the expiration date of each option is the seven-year anniversary of the date of grant of such option.

(2)
Value based on a share price of $2.37, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 29, 2017, the last business day closest to December 31, 2017.

(3)
Mr. Goepfrich resigned from his role as Chief Financial Officer effective November 6, 2017. By the terms of the restricted stock awards held by Mr. Goepfrich, the unvested portions of restricted stock awards were forfeited on the date of termination of Mr. Goepfrich’s employment. Additionally, all outstanding options held by Mr. Goepfrich were exercisable by their terms for a period of 90 days from the date of termination, or by February 4, 2018, and to the extent unexercised, the option terminated.

(4)
Represents awards approved by the Compensation Committee in connection with Mr. Ristow’s hiring on December 15, 2017. Exercise price of option award assumes the option was granted on December 15, 2017. The awards will be granted in accordance with our equity granting policy on first day of the next open window period following Mr. Ristow’s hire date, which we expect will be following the release of our financial results for the quarter ended March 31, 2018, and the exercise price of the option as of such grant date may be different than shown above.

2017 Options Exercised and Stock Vested
The following table sets forth certain information concerning options exercised and stock awards vested during 2017 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Vern Hanzlik	—	$—	16,956	$49,140
Peter J. Goepfrich	—	$—	—	$—
David G. Ristow	—	$—	—	$—

(1)
For option awards, represents the difference between the exercise price and the fair market value of our common stock on the respective dates of exercise and for stock awards, represents the number of shares vested multiplied by the fair market value of our stock on the vesting date.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation
Our practice has been to enter into a standard form of letter agreement relating to severance and change in control benefits (the “letter agreement”) with each person appointed by the Board as an executive officer. As of December 31, 2017, Messrs. Hanzlik and Ristow are parties to the letter agreement, which is summarized below. Mr. Goepfrich, who resigned as our Chief Financial Officer on November 6, 2017, was also a party to the letter agreement.
The terms “cause,” “good reason,” and “change in control,” used in the letter agreement are defined as follows:

Term	Definition
Cause
•    The failure by the executive officer to use his or her best efforts to perform the material duties and responsibilities of his or her position or to comply with any material policy or directive Qumu has in effect from time to time, provided the executive officer shall have received notice of such failure and have failed to cure the same within thirty days of such notice.
•    Any act on the part of the executive officer which is harmful to the reputation, financial condition, business or business relationships of Qumu, including, but not limited to, conduct which is inconsistent with federal or state law respecting harassment of, or discrimination against, any Qumu employee or harmful to the reputation or business relationships of the executive officer.
•    A material breach of the executive officer’s fiduciary responsibilities to Qumu, such as embezzlement or misappropriation of Qumu funds, business opportunities or properties, or to any of our customers, vendors, agents or employees.
•    Conviction of, or guilty plea or nolo contendere plea by the executive officer to a felony or any crime involving moral turpitude, fraud or misrepresentation.
•    A material breach of the executive officer’s Nondisclosure and Noncompetition Agreement with Qumu.

Good Reason
Good Reason for the twelve month period following a Change in Control shall mean, without your express written consent, any of the following:
(i) a material diminution of your authority, duties or responsibilities with respect to your position immediately prior to the Change in Control, or
(ii) a material reduction in your base compensation as in effect immediately prior to the Change in Control;
(iii) a material reduction in your opportunity to earn a cash bonus under the annual short-term incentive compensation plan of Qumu in which you participate as in effect immediately prior to the Change in Control (for the avoidance of doubt, specifically excluding any reduction in your opportunity to earn a cash bonus under any long-term incentive compensation plan of Qumu in which you participate);
(iv) a material reduction in the authority of the person to whom you report (or a change in your reporting directly to the Board of Directors, if applicable);
(v) a material change in the geographic location at which you must perform services for Qumu; and
(vi) any other action or inaction that constitutes a material violation of this Agreement by Qumu;
provided that no such termination for Good Reason shall be effective unless: (A) you provide written notice to the Chair of the Board of Directors of the existence of a condition specified in paragraphs (i) through (v) above within 90 days of the initial existence of the condition; (B) Qumu does not remedy such condition within 30 days of the date of such notice; and (C) you terminate your employment within 90 days following the last day of the remedial period described above.

Change in Control
Change in Control of Qumu shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Qumu is then subject to such reporting requirement, including without limitation, if:
•    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Qumu representing 20% or more of the combined voting power of Qumu’s then outstanding securities (other than an entity owned 50% or greater by Qumu or an employee pension plan for the benefit of the employees of Qumu);
•    there ceases to be a majority of the Board of Directors comprised of (A) individuals who, on the date of this letter agreement, constituted the Board of Directors of Qumu; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or
•    Qumu disposes of at least 75% of its assets, other than (X) to an entity owned 50% or greater by Qumu or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of Qumu immediately prior to the disposition in substantially the same percentage or (Y) as a result of a bankruptcy proceeding, dissolution or liquidation of Qumu.

The letter agreement provides that if the executive officer’s employment is terminated without cause (other than during the twelve month period following a change in control), the executive will be entitled to payments of the executive officer’s regular base salary for a period of twelve months. The executive officer will also be paid an amount equal to the average of the prior three calendar years’ short-term incentive bonus amount received by the executive. The short-term incentive bonus amount will be paid in twelve equal installments consistent with our regular payroll practices. We also will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.
If the employment of Messrs. Hanzlik or Ristow was terminated without cause as of December 31, 2017, we estimate that the value of the benefits under his respective agreements would have been as set forth below based upon his salary for 2017 and an amount equal to the average of the short-term incentive amounts for the three completed calendar years prior to December 31, 2017 (2016, 2015 and 2014) to the extent he was employed by us during those years.

	Termination Without Cause
Executive Officer	Base Salary Payments	Annual Incentive Payments	Insurance Premiums
Vern Hanzlik	$308,800	$70,141	$7,730
David G. Ristow	$275,000	$—	$14,690

Additionally, under the 2007 Plan, all stock options held by the named executive officers will immediately vest upon a change in control and if the agreements effectuating the change in control do not provide for the assumption or substitution of restricted stock awards, the restrictions will lapse on the restricted stock to the extent these restrictions have not already lapsed under the terms of the restricted stock award agreement.
Under the letter agreements, if a change in control occurs, but the named executive officer’s employment is not terminated within twelve months of the change in control, the executive is not entitled to any payment or benefit under the letter agreements.
If a change in control occurred as of December 31, 2017, we estimate that the value of the benefits to Messrs. Hanzlik and Ristow under the 2007 Plan would have been as set forth below based upon his respective stock option and restricted stock holdings at December 31, 2017.

	Change in Control (Without Termination of Employment)
Executive Officer	Value of Accelerated Vesting of Stock Options (1)	Value of Accelerated Lapse of Restrictions on Restricted Stock (1)
Vern Hanzlik	$35,250	$133,694
David G. Ristow (2)	$—	$71,100

(1)
Value based on a share price of $2.37, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 29, 2017, the last business day closest to December 31, 2017. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated.

(2)
Represents awards approved by the Compensation Committee in connection with Mr. Ristow’s hiring on December 15, 2017. Exercise price of $2.43 used to calculate the value of accelerated stock option assumes the option was granted on December 15, 2017. The awards will be granted in accordance with our equity granting policy on first day of the next open window period following Mr. Ristow’s hire date, which we expect will be following the release of our financial results for the quarter ended March 31, 2018, and the exercise price of the option as of such grant date may be different than shown above.

The letter agreement provides that if a change in control occurs and within twelve months of the change in control the named executive officer’s employment is terminated by us without cause or by the executive for good reason, we must pay the executive a cash severance payment. The severance payment is payable within sixty days of the date of termination and will be equal to 100% of the sum of the executive’s annual base salary and his “target bonus” in effect on such date (without giving effect to any reduction that results in the executive’s termination for good reason). The “target bonus” is the cash amount under all our short-term annual incentive compensation plans in which the executive participates, waiving any condition for payment to the executive and assuming that the performance goals for the period were achieved at the 100% level. We will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.
Also as stated above, under the 2007 Plan all stock options held by the executive will immediately vest upon a change in control and if the agreements effectuating the change in control do not provide for the assumption or substitution of restricted stock awards, the restrictions will lapse on the restricted stock to the extent these restrictions have not already lapsed under the terms of the restricted stock award agreement.
If, within twelve months of a change in control, the employment of Messrs. Hanzlik and Ristow was terminated without cause or for good reason as of December 31, 2017, we estimate that the value of the benefits under the letter agreements and the 2007 Plan to a named executive officer would have been as set forth below based upon (i) his salary for 2017, (ii) target incentive pay for 2017, (iii) his respective stock option and restricted stock holdings at December 31, 2017.

	Termination Without Cause or For Good Reason Within 12 Months of a Change in Control
Executive Officer	Severance Payments	Insurance Premiums	Value of Accelerated Vesting of Stock Options (1)	Value of Accelerated Lapse of Restrictions on Restricted Stock (1)	Value of Accelerated Vesting of Performance Stock Units (1)
Vern Hanzlik	$308,800	$7,730	$35,250	$133,694	$250,372
David G. Ristow (2)	$275,000	$14,690	$—	$71,100	$—

(1)
Value based on a share price of $2.37, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 29, 2017, the last business day closest to December 31, 2017. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated. Value of accelerated vesting of performance stock units is determined by multiplying the closing share price by the number of performance stock units whose vesting and settlement in Qumu common shares is accelerated.

(2)
Includes awards approved by the Compensation Committee in connection with Mr. Ristow’s hiring on December 15, 2017. Exercise price of $2.43 used to calculate the value of accelerated stock option assumes the option was granted on December 15, 2017. The awards will be granted in accordance with our equity granting policy on first day of the next open window period following Mr. Ristow’s hire date, which we expect will be following the release of our financial results for the quarter ended March 31, 2018, and the exercise price of the option as of such grant date may be different than shown above.

These salary continuation and change in control benefits are conditioned upon the named executive officer’s execution of a general release and compliance with a nondisclosure and non-competition agreement. Further, in the event that the vesting of options upon a change in control, together with all other benefits provided by the letter agreement, would result in all or a portion of such amount being subject to excise tax then the executive will be entitled to either the full amount of the payments or value of benefits under the letter agreement or such lesser amount as determined by us that would result in no portion of the payment being subject to excise tax, whichever results in the receipt by the named executive officer of the greatest amount on an after-tax basis. In calculating the amounts described above, we assumed that the full amount of the payments or value of benefits under the letter agreement would provide the greatest after-tax benefit to the named executive officers.
Additionally, if the amounts payable under the letter agreement would be subject to the requirements of Section 409A of the Internal Revenue Code, we may amend the letter agreement as we may determine, including to delay the start of any payment as provided in the letter agreement, amend the definition of change in control, and amend the definition of disability. In the event any such payment is so delayed, the amount of the first payment to the executive officer will be increased for interest earned on the delayed payment based upon interest for the period of delay, compounded annually, equal to the prime rate (as published in the Wall Street Journal) in effect as of the date the payment should otherwise have been provided. In calculating the amounts described above, we assumed that no amount payable to the named executive officers under the letter agreement is subject to the requirements of Section 409A of the Internal Revenue Code.
If the named executive officer resigns (other than for good reason during the twelve month period following a change in control), if we terminate the named executive officer’s employment for cause, or if the named executive officer’s employment terminates as a result of death or disability, the named executive officer is entitled to receive the named executive officer’s base salary accrued but unpaid as of the date of termination, but is not entitled to receive any salary continuation benefit thereafter.

PROPOSAL 2:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
At the time of the 2017 Annual Meeting of Shareholders, our Board of Directors determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held every year and shareholders supported annual say-on-pay votes at the 2017 Annual Meeting of Shareholders. Accordingly, we are asking our shareholders to cast an advisory vote on named executive officer compensation at this 2018 Annual Meeting.
Our compensation policies and determinations in 2017 were influenced by a variety of factors, most notably our continued efforts to align pay and performance and the development of pay programs for the named executive officers that reflect the performance of our business.
Shareholders are encouraged to read the Executive Compensation section of this proxy statement for a more detailed discussion of our executive compensation programs, including information about 2017 compensation of our named executive officers. Shareholders are also encouraged to read “Executive Compensation – Compensation Discussion and Analysis – Consideration of 2017 Say-on-Pay Vote” for an explanation of the impact of last year’s say-on-pay vote.
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of Qumu Corporation approve, on an advisory basis, the compensation of the named executive officers as disclosed in Qumu’s proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this proxy statement.
Vote Required
The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required to approve Proposal 2: Advisory Vote on Executive Compensation, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. The Standstill Agreement provides that Harbert will vote all of the shares of our common stock that Harbert beneficially owns in favor of this proposal. Proxies will be voted in favor of this proposal unless otherwise indicated.
While this vote is advisory, and not binding on the Compensation Committee or the Board of Directors, it will provide valuable information to us that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of 2018 and beyond.
The Board of Directors Recommends
Shareholders Vote FOR
Proposal 2: Advisory Vote on Executive Compensation
_______________________

PROPOSAL 3:
APPROVAL OF AMENDMENTS TO SECOND AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

Amendments and Reasons for Amendments
On February 28, 2018, our Compensation Committee recommended and our Board of Directors approved, subject to shareholder approval, adoption of amendments to our Second Amended and Restated 2007 Stock Incentive Plan, as amended (the “2007 Plan”) as follows: (1) an amendment to increase the number of shares authorized for issuance by 500,000 shares to a total of 3,230,320 shares and (2) an amendment to extend the term of the 2007 Plan from May 11, 2021 to the ten year anniversary of the date of shareholder approval at this 2018 Annual Meeting of Shareholders.
Since May 15, 2007, the only shareholder approved equity compensation plan available to Qumu has been the 2007 Plan. At March 29, 2018, there were only 814,229 shares remaining available for grant under the 2007 Plan. Equity-based compensation, such as stock options, restricted stock and performance stock units, has historically been a key component in the compensation packages for both executive and technical personnel. The Compensation Committee believes the 2007 Plan is, and will continue to be, an important tool in attracting and retaining key personnel, especially given the highly competitive nature of its industry and the importance of equity compensation in the structure of overall compensation. Without the ability to grant additional awards under the 2007 Plan, the Compensation Committee does not believe that it would have the appropriate tools to attract and retain these personnel. The Compensation Committee believes an increase of 500,000 shares in the number of shares authorized for issuance will provide enough authorization to cover anticipated stock incentive awards for the next two years.
Because the two year period for utilization of the additional 500,000 share authorization would approach the May 11, 2021 expiration date of the 2007 Plan, the Compensation Committee believes it is prudent to extend the term of the 2007 Plan to the ten year anniversary of the date of shareholder approval at this 2018 Annual Meeting of Shareholders.
Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2017, 2016, and 2015, our burn rate was 1.0%, (2.3)% and 2.7%, respectively. The rates were calculated by dividing the number of shares subject to awards granted during the fiscal year net of forfeitures and cancellations by the weighted average number of shares outstanding during the fiscal year. We believe that our average annual burn rate of 0.5% over this three-year period is considered reasonable by most institutional shareholders.
Summary of the 2007 Plan
Below is a summary of the 2007 Plan, which includes the amendments described above that are the subject of this Proposal 3. This summary is qualified in its entirety by reference to the full text of the Second Amended and Restated 2007 Stock Incentive Plan, as amended through February 28, 2018, which is attached to this Proxy Statement as Appendix A.
Purpose and Key Features of the 2007 Plan
The purpose of the 2007 Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation. The 2007 Plan permits us to grant stock incentive awards to current and new employees, including officers, service providers and members of the Board of Directors.

The following is a brief summary of the key features and provisions of the 2007 Plan.

Features	Description
Plan Term	• stock incentives may not be granted after the term of the 2007 Plan, which will be May 10, 2028 if Proposal 3 is approved
Eligible Participants
 •    employees, including executive officers, of the Company and any subsidiary as determined by the Compensation Committee members of the Board of Directors service providers to us or any of our subsidiaries

Total Shares Authorized	• 3,230,320 shares of common stock for all types of stock incentive awards
Individual Share Limits	• up to 25,000 shares for all stock incentive awards to non-employee directors elected or re-elected at a meeting up to 300,000 shares per person per year under all stock incentives
No Liberal Share “Recycling”
 •    any shares surrendered to pay the exercise price of an option or shares withheld by us or tendered to us to satisfy tax withholding obligations of a participant with respect to any award will not be added back (“recycled”) to the shares authorized under the 2007 Plan

Types of Awards
 •    incentive and non-qualified stock options with an exercise period no longer than ten years restricted stock and restricted stock units stock appreciation rights performance stock and performance units other awards in stock or cash restricted stock units, restricted stock awards or non-qualified stock options, or any combination of these three awards, on the annual election or re-election of non-employee directors

Vesting and Exercise
 •    determined by Compensation Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both minimum one year vesting and minimum one year period of restriction all non-performance awards vest upon a change in control objective performance criteria in the 2007 Plan, if approved by shareholders, will permit deductibility of executive officer awards as performance-based compensation under Code Section 162(m)

Permissible Features
 •    forfeiture and recoupment of prior award values for financial mismanagement or other breaches of policies or agreements with us, such as a non-compete or non-disclosure agreement we will hold restricted stock and restricted stock units until restrictions lapse dividend and dividend equivalents on awards may be paid currently or deferred except with respect to performance based units until such time as the performance standard has been met options may be exercised with previously acquired shares

Repricing Prohibited	• 2007 Plan explicitly prohibits repricing of any stock option or stock appreciation right
Features Not Permitted without Shareholder Approval
 •    increase the number of shares reserved for awards in the 2007 Plan extend the maximum life of the 2007 Plan or the maximum exercise period decrease the minimum exercise price of an award change the designation of participants eligible to participate in the 2007 Plan

Eligibility for Stock Incentive Awards
Our employees, including executive officers, members of the Board of Directors and service providers to us and our subsidiaries are eligible to receive awards under the 2007 Plan. The Compensation Committee will determine which employees and other eligible persons will be awarded stock incentives under the 2007 Plan. The 2007 Plan also provides for an annual grant of restricted stock units, shares of restricted stock or non-qualified stock options, or any combination of these three stock incentives, to each non-employee Board member upon election or re-election. The type of award and number of shares, up to 25,000 shares in the aggregate, will be determined by the Compensation Committee its sole discretion prior to such annual meeting of shareholders. The 2007 Plan also permits stock incentives be made to non-employee directors by the Board in its discretion in addition to the annual automatic grants. As of March 29, 2018, we have eight non-employee Board members, two executive officers and approximately 105 other employees eligible to receive awards.
Types of Stock Incentives to be Awarded
Subject to the limits of the 2007 Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award, and if the award will be tied to meeting performance-based requirements or will vest over time. For executive officers, the performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the value of the award for income tax purposes.
For directors who are not employees, the 2007 Plan provides for a grant of a discretionary number of restricted stock units, shares of restricted stock or non-qualified stock options or a combination of any of these three on each director’s election and re-election at the annual shareholder meeting. Under this provision of the 2007 Plan, the stock incentive awards granted to the non-employee directors on each director’s election and re-election at the annual shareholder meeting may not exceed 25,000 shares. For each following year, the Board will determine the type(s) of award and the number of shares underlying each award to be granted to non-employee directors upon election or re-election at an annual meeting of shareholders. The Compensation Committee will determine term, vesting and other provisions relating to the restricted stock units, shares of restricted stock or non-qualified stock options. In addition, the Board may from time to time grant additional awards to some or all of the Board of Directors as it deems appropriate.
The types of awards that may be made under the 2007 Plan are as follows:

•
Incentive stock options and non-qualified stock options – the right to purchase shares where value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, unless earlier terminated upon certain events, such as termination of employment. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Compensation Committee.

•
Stock appreciation rights – a contractual right to the increase in the value of the underlying shares subject to the award that does not require payment by the recipient to exercise the right, but which pays the appreciation in stock value when elected by the holder in the form of whole shares or cash, or a combination of both.

•
Restricted stock and restricted stock units – awards of stock that do not require purchase by the recipient, but which are subject to significant restrictions on transfer until certain restrictions lapse, either based on time or upon achievement of performance related criteria. Restricted units may vest earlier than the date the shares are actually paid in exchange for the units, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. The Compensation Committee may determine whether, with respect to restricted stock, to pay dividends on those shares to the holder or to defer dividends. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

•	Performance shares and performance units – awards of restricted or unrestricted stock that are issued to the recipient only upon satisfaction of performance-based criteria.

•
Other awards – additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock will provide a meaningful incentive.

Adjustments to Stock Incentives for Corporate Transactions
In the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring, the Compensation Committee will adjust the number and kind of shares granted under the 2007 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights. For certain other corporate transactions, such as certain mergers, consolidations, acquisitions of property or stock, separations, reorganizations or liquidations, which provide for the substitution or assumption of awards, the Compensation Committee will adjust awards of restricted stock, restricted stock units, performance stock and performance share units, and other awards to comply with certain requirements of the Code.
Exercise Price and Term of Stock Options
The exercise price of stock options granted under the 2007 Plan may not be less than the fair market value of our common stock on the date of grant. With respect to each grant of options that are intended to qualify as incentive stock options under Code Section 422 to a participant who is a 10% or greater shareholder, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant.

No option shall have a term longer than ten years, and incentive stock options granted to a 10% or greater shareholder may not have a term longer than five years.
Repricing Prohibited
Under the 2007 Plan, the Compensation Committee does not have the right to (i) lower the exercise price of an existing option or stock appreciation right, (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles, or (iii) cancel an existing option or stock appreciation right at a time when its exercise price exceeds the fair market value of our common stock in exchange for cash, another stock incentive, or other equity in the Company.
Effect on Termination of Employment on Stock Incentives
Except as provided in the option agreement or a separate agreement with the participant that governs options granted under the 2007 Plan, any options held by such participant may thereafter be exercised to the extent it was exercisable at the time of termination of employment (other than by reason of death, disability or retirement), but may not be exercised after 90 days after such termination, or the expiration of the stated term of the options, whichever period is the shorter. For termination of employment by reason of death, disability or retirement, any options held by a participant may thereafter be exercised to the extent it was exercisable at the time of such event, but may not be exercised after one year after such event, or the expiration of the stated term of the option, whichever period is the shorter.
Prior to termination of employment, only options that have become exercisable under their terms, based on either service-based or performance-based vesting, may be exercised. The Compensation Committee may at any time after an award vest part or all of the unvested options as it deems appropriate.
Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement. The Compensation Committee may also accelerate vesting at any time after the restricted stock incentive is awarded.
For options and restricted stock, restricted stock units, performance stock and performance units, the Compensation Committee may elect not to accelerate options that would otherwise vest only upon achievement of performance criteria if those targets have not been achieved, or the performance period has not expired
Effect of a Change in Control on Stock Incentives
If the agreements effectuating the change in control (as defined in the 2007 Plan) do not provide for the assumption or substitution of all stock incentives granted under the 2007 Plan, stock options become fully exercisable and restricted stock and restricted stock units automatically become fully vested upon the occurrence of a change in control as defined in the 2007 Plan. Awards based on performance criteria where the performance period has not yet concluded at the time of a change in control will not automatically accelerate unless the Compensation Committee so determines at or prior to the change in control.
As to any stock incentives that are not assumed or substituted in the change of control, the Compensation Committee may require options or stock appreciation rights be exercised prior to the change in control or may pay cash or other securities to cancel awards in connection with the change in control.
Transferability of Stock Incentives
Stock options, restricted stock, restricted stock units, performance stock, and performance units, as well as other awards under the 2007 Plan that are vested at the time of the death of the participant, are transferable only by the participant’s last will and testament or applicable state laws on descent and distribution. Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved.
Administration
The Compensation Committee will administer the 2007 Plan. The Compensation Committee will select employees to receive awards, determine the number of shares covered by each award, and establish the other terms and conditions consistent with the limitations contained in the 2007 Plan. The Compensation Committee may also interpret the 2007 Plan, may establish and amend terms of existing stock incentive awards, except that if the award recipient is adversely affected by the amendment, the recipient must also consent.
To the extent required by law or desired for tax purposes, awards to executive officers and non-employee directors will be made only by persons who qualify as “outside directors” under securities and tax laws. The Compensation Committee may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers and non-employee directors.
Amendments to the 2007 Plan
The Compensation Committee may amend or suspend the 2007 Plan at any time except that any amendment in one or more of the following categories will not be permitted without the approval of our shareholders:

•	increase the number of shares reserved under the 2007 Plan;

•	extend the maximum life of the 2007 Plan or the maximum exercise period;

•	decrease the minimum exercise price of an award; or

•	changes the designation of participants eligible for stock incentives.
The proposed amendments to the 2007 Plan to (1) increase the number of shares authorized for issuance by 500,000 and (2) extend the term of the 2007 Plan from May 11, 2021 to the ten year anniversary of the date of shareholder approval at the 2018 Annual Meeting of Shareholders, which amendments were approved by the Compensation Committee and the Board of Directors on February 28, 2018, require approval by the shareholders. Accordingly, we are submitting these amendments to our shareholders at the 2018 Annual Meeting of Shareholders as this Proposal 3.
Tax Consequences of Stock Incentives to Participants and to Us
Options. Stock options grant under the 2007 Plan may either be granted as incentive stock options, which are intended to comply with the requirements of Internal Revenue Code Section 422 or as non-qualified stock options. Generally, no federal income tax is payable by the recipient upon the grant of an incentive stock option and no deduction is taken by us. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the recipient; rather, the recipient is taxed only at the time of sale. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the recipient will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, we are not entitled to a deduction for the amount of the capital gains. Under current tax laws, if a recipient exercises a non-qualified stock option, the recipient will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the recipient would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the recipient held the stock after exercise. When the option is exercised, we will be entitled to corresponding tax deduction.
Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the 2007 Plan generally are not subject to federal income tax when awarded, unless the recipient properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the recipient recognizes taxable income on the restricted or performance stock or units.
2007 Plan Benefits
It is not possible to determine the benefits that will be received by eligible participants in the 2007 Plan.
On February 28, 2018, the Compensation Committee recommended and the Board approved an award of restricted stock units under the 2007 Plan to each non-employee director elected or re-elected at the Annual Meeting. However, because the number of restricted stock units will be equal to $80,000 divided by the fair market value of our common stock on the grant date, rounded down to the nearest whole share, up to a maximum of 25,000 shares, the number of restricted stock units is not able to be calculated at this time. See the section of this proxy statement entitled “Director Compensation.”

Registration with Securities and Exchange Commission
Upon approval of this Proposal 3 by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 500,000 additional shares authorized for issuance under the 2007 Plan.
Vote Required
The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required to approve Proposal 3: Approval of Amendments to the Second Amended and Restated 2007 Stock Incentive Plan, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. The Standstill Agreement provides that Harbert will vote all of the shares of our common stock that Harbert beneficially owns in favor of this proposal. Proxies will be voted in favor of this proposal unless otherwise indicated.

The Board of Directors Recommends Shareholders Vote FOR
Proposal 3: Approval of Amendments to the
Second Amended and Restated 2007 Stock Incentive Plan
_______________________

DIRECTOR COMPENSATION
Our non-employee directors received the following amounts for Board and committee service during 2017:

•	an annual retainer of $38,000;

•	an additional retainer of $16,000 for our non-executive Chairman of the Board, Robert F. Olson;

•	an annual retainer of $6,000, $4,000 and $3,000 for members of the Audit, Compensation and Governance Committees, respectively; and

•	an additional annual retainer of $8,000, $8,000 and $3,000 for the chairs of the Audit, Compensation and Governance Committees, respectively.
For directors who are not employees, the 2007 Plan provides for a grant of a discretionary number of shares of restricted stock, restricted stock units, or non-qualified stock options or a combination of any on each director’s election and re-election at the annual shareholder meeting, not to exceed 25,000 shares. Under this provision of the 2007 Plan, each non-employee director elected or re-elected at the 2017 Annual Meeting, Messrs. Fishback, Madison, Netter, Olson and Orlando and Ms. Nelson, received 25,000 restricted stock units. Each restricted stock unit represents a contingent right to receive one share of our common stock. The restricted stock units vest in full on the first business day prior to the Annual Meeting of Shareholders next following the date of grant provided the director continues to provide services to us on that date, subject to certain exceptions. Directors may elect to defer receipt of the shares to the earlier of January 1 of the 3rd to 10th year following the date of grant or the first January 1 following the date of separation of service from Qumu. Any restricted stock units the director does not elect to defer will be paid within 90 days following the date the restricted stock units first vest.
On February 28, 2018, upon the recommendation of the Compensation Committee, the Board approved an award of restricted stock units under the 2007 Plan to each non-employee director re-elected at the Annual Meeting. The grant date will be the date of the Annual Meeting and the number of shares underlying the restricted stock unit award will be equal to $80,000 divided by the fair market value of our common stock on the grant date, rounded down to the nearest whole share, up to a maximum of 25,000 shares. These restricted stock units will be subject to the same vesting terms and deferral option as those granted on the date of the 2017 Annual Meeting.
The following table shows the cash and other compensation paid by us to each of our directors for 2017. Vern Hanzlik, who served as a director and executive officer in 2017, did not receive compensation as a director during 2017. For 2017, the retainers for Mr. Netter’s service were paid to Dolphin at Mr. Netter’s direction and are reflected below.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Daniel R. Fishback	$51,500	$66,500	$118,000
Thomas F. Madison	$50,000	$66,500	$116,500
Kimberly K. Nelson	$55,000	$66,500	$121,500
Donald T. Netter	$45,000	$66,500	$111,500
Robert F. Olson	$61,000	$66,500	$127,500
Justin A. Orlando	$48,000	$66,500	$114,500
Kenan Lucas	$1,567	$—	$1,567
Neil E. Cox	$1,500	$—	$1,500

(1)	Represents cash retainer and meeting fees for 2017 as described above.

(2)
Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 7 to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for that year.

The aggregate number of shares underlying stock options outstanding at December 31, 2017 held by directors then serving was: Mr. Hanzlik, 285,000 shares; Mr. Fishback, no shares; Mr. Madison, 7,500 shares; Ms. Nelson, no shares; Mr. Netter, no shares; Mr. Olson, no shares; Mr. Orlando, no shares; Mr. Lucas, no shares; and Mr. Cox, no shares. Each of these directors, with the exception of Messrs. Lucas and Cox, also held 25,000 unvested restricted stock units as of December 31, 2017 that will vest on May 9, 2018, subject to deferral elections described above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since the beginning of 2017, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.
The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.
We have adopted a related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest.  Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers, director compensation to be reported in our proxy statement;

•	payment of ordinary expenses and business reimbursements;

•
transactions with related companies in which the dollar amount does not exceed $120,000 if the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that other company’s shares;

•
charitable contributions in which the dollar amount does not exceed $10,000 or 2% of the charitable organization’s receipts where a related party’s only relationship to the charity is as an employee (other than an executive officer) or a director;

•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification;

•	transactions in which our shareholders receive proportional benefits; and

•	transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.
The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction.  If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction.  The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;

•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the related party transaction is material to us;

•	the role the related party has played in arranging the transaction;

•	the structure of the related party transaction;

•	the interests of all related parties in the transaction;

•	the extent of the related party’s interest in the transaction; and

•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.
The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of a class of our equity securities, are required to report their ownership of our equity securities and any changes in such ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any delinquent filing of such reports and any failure to file such reports during the year ending December 31, 2017.
Based upon information provided by our officers and directors, we believe that all officers, directors and 10% shareholders filed all reports on a timely basis in year 2017, except that Mr. Netter was two days late in filing a Form 4 relating to his acquisition and disposal of shares to Dolphin III.
PROPOSAL 4:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018 and to perform other appropriate audit-related and tax services. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of KPMG LLP as our independent registered public accounting firm for ratification. The Company retained KPMG LLP as its independent registered public accounting firm for the year ending December 31, 2017.
In the event the shareholders do not ratify the reappointment of KPMG LLP, the Audit Committee will reconsider the selection. Representatives of KPMG LLP, which has served as our independent auditors since 1989, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Vote Required
The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required to approve Proposal 4: Ratification of the Appointment of KPMG LLP, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. The Standstill Agreement provides that Harbert will vote all of the shares of our common stock that Harbert beneficially owns in favor of this proposal. Proxies will be voted in favor of this proposal unless otherwise indicated.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 4: Ratification of the Appointment of KPMG LLP
_______________________

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as its independent registered public accounting firm for Qumu’s year ending December 31, 2018 and has asked the shareholders to ratify such appointment.

Accountant Fees and Services
The following is an explanation of the fees billed to us by KPMG LLP for the following categories of professional services rendered for the years ended December 31, 2017 and December 31, 2016:

	Fees
Category	2017	2016
Audit fees (1)	$450,000	$512,000
Audit related fees (2)	—	24,500
Tax services (3)	105,400	95,300
Other (4)	—	1,780
Total	$555,400	$633,580

(1)
Services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q and work relating to our internal controls over financial reporting, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Assurance and related professional services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

(3)	Services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns.

(4)	Fees other than those described above.
Audit Committee Pre-Approval Procedures
We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $25,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.
All of the services described above for 2017 were pre-approved by the Audit Committee or a member of the Audit Committee before KPMG LLP was engaged to render the services.
SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2019 Annual Meeting of Shareholders, the proposal must be received by the Secretary of Qumu Corporation in writing at our corporate offices, 510 1st Avenue North, Suite 305, Minneapolis, Minnesota 55403, no later than December 13, 2018.
Pursuant to our bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than December 13, 2018. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the section of this proxy statement entitled “Corporate Governance — Director

Nominations” and in our bylaws. If we receive notice of a shareholder proposal after December 13, 2018, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2018 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.
OTHER BUSINESS
At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Vern Hanzlik
President and Chief Executive Officer
Minneapolis, Minnesota
April 9, 2018

Appendix A

QUMU CORPORATION
SECOND AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN
As Amended Through February 28, 2018

QUMU CORPORATION
SECOND AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN
As Amended Through February 28, 2018

SECTION 1
PURPOSE
The purpose of the Second Amended and Restated 2007 Stock Incentive Plan (the “Plan”) is to enable Qumu Corporation (f/k/a Rimage Corporation, the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.
The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Awards to aid the Company in obtaining these goals.
SECTION 2
DEFINITIONS

2.1	BOARD means the Board of Directors of the Company.

2.2
CAUSE shall mean, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, gross and willful misconduct during the course of his or her service to the Company, including but not limited to wrongful appropriation of funds or property of the Company, conviction of a Participant of a gross misdemeanor or felony or a material violation of any Company policy (including, without limitation, any policy contained in the Company’s Code of Conduct), regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3	CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.4	COMMITTEE means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

2.5	COMPANY means Qumu Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6
DISABILITY shall mean a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering such person incapable of continuing to perform the essential employment or director duties of such person at the Company as such duties existed immediately prior to the bodily injury, disease or mental disorder.

2.7	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

2.8	EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.9
FAIR MARKET VALUE of one Share on any given date shall be determined by the Committee as follows: (a) if the Common Stock is listed for trading on one of more national securities exchanges, the last reported sales price on the such principal exchange on the date in question, or if such Common Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Common Stock was so traded; or (b) if the Common

Stock is not listed for trading on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for such Common Stock on the date in question, or if there is no such bid price for such Common Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Code Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Code Section 409A, which determination shall be final and binding on all parties.

2.10	INDEPENDENT DIRECTOR means a member of the Board who is not otherwise an employee of the Company or any Subsidiary.

2.11
INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.12	ISO means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

2.13
KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee. Key Employees of any Subsidiary created or acquired after the Effective Date of this Plan shall be eligible to be Participants in this Plan without further action of the Board or its shareholders.

2.14
KEY PERSON means a person, other than a Key Employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered by a Registration Statement on Form S-8 under the Securities Act, as in effect on the date hereof or any successor registration form(s) under the Securities Act subsequently adopted by the Securities and Exchange Commission. Key Persons of any Subsidiary created or acquired after the Effective Date of this Plan shall be eligible to be Participants in this Plan without further action of the Board or its shareholders.

2.15	NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code Section 422.

2.16	OPTION means an ISO or a NQSO.

2.17
OUTSIDE DIRECTOR means a member of the Board who is not an employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, and (b) an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.

2.18	PARTICIPANT means a Key Person or Key Employee who is designated to receive an award under the Plan by the Committee.

2.19	PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.20	PERFORMANCE PERIOD shall mean the period during which a performance goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.

2.21
PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of performance criteria, either as to the delivery of such Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.22
PERFORMANCE UNITS means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of performance criteria or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.23	PLAN means the Qumu Corporation Second Amended and Restated 2007 Stock Incentive Plan, as it may be further amended from time to time.

2.24	QUALIFYING EVENT shall mean, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.25
RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.26
RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.27	RETIREMENT shall mean retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65.

2.28	SECURITIES ACT means the Securities Act of 1933, as amended.

2.29	SHARE or COMMON STOCK means a share of the common stock of the Company.

2.30
STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the specified price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.31	STOCK INCENTIVE means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Stock or Performance Unit or cash.

2.32	STOCK INCENTIVE AGREEMENT means a document issued by the Company or a Subsidiary to a Participant evidencing an award of a Stock Incentive.

2.33
SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.34
TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3
SHARES SUBJECT TO STOCK INCENTIVES

3.1
The aggregate number of Shares that may be issued under the Plan is Three Million Two Hundred Thirty Thousand Three Hundred Twenty (3,230,320) Shares, subject to adjustment as provided in Section 10. The Company’s 1992 Stock Option Plan (the “Prior Plan”) is amended by this Plan to eliminate the authority and discretion of the Board, the Compensation Committee of the Board and any executive officer of the Company to grant any new awards or options (or to amend any previously granted award or option to increase the number of shares thereunder) under the Prior Plan, including with respect to any shares that would become available for issuance as a result of the cancellation or forfeiture of shares under any previously granted awards or options.

Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2
Subject to adjustment pursuant to Section 10, no Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of Three Hundred Thousand (300,000) in any calendar year (100,000 Shares for years prior to January 1, 2009).

SECTION 4
EFFECTIVE DATE
The effective date of the second amended and restated form of the Plan shall be May 11, 2011; provided that the amended provisions of the restated Plan shall not adversely affect the rights of Participants with respect to Stock Incentives granted pursuant to the terms of the Plan in effect prior to the effective date of the second amended and restated Plan.
The Plan was originally effective on May 15, 2007, which is the date on which the shareholders of the Company originally approved the Plan; the Plan was restated effective May 13, 2009, the date the shareholders of the Company approved the Plan as amended and restated; and the Plan further restated effective May 11, 2011, the date the shareholders of the Company approved the second amended and restated Plan.
SECTION 5
ADMINISTRATION

5.1
GENERAL ADMINISTRATION. The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee’s actions shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such actions.

5.2
AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select Participants in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Any and all awards of Stock Incentives to Insiders of the Company or Independent Directors shall be made and administered by the Committee (or subcommittee authorized under Section 5.3) consisting solely of Outside Directors. Further, the Committee may make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may seek the assistance of such persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3
DELEGATION OF AUTHORITY. The members of the Committee and any other persons to whom authority has been delegated by the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Stock Incentives that may meet the Performance-Based Exception.

5.4
DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6
ELIGIBILITY
Participants selected by the Committee shall be eligible for the grant of Stock Incentives under this Plan, but no Participant shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an eligible Participant.
SECTION 7
TERMS OF STOCK INCENTIVES

7.1	TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

(a)
Grants of Stock Incentives. The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives; provided, however, the Committee shall not have the right to (i) lower the Exercise Price of an existing Option or Stock Appreciation Right, (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles, or (iii) cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for cash, another Stock Incentive, or other equity in the Company (except as provided in Sections 10 and 11). Stock Incentives shall be granted to Participants selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Participants, or to grant all Stock Incentives subject to the same terms and conditions.

(b)
Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)
Stock Incentive Agreements. Each Stock Incentive shall be evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Stock Incentives granted. The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of Stock Incentive Agreements in accordance with Section 12 of this Plan.

(d)	Date of Grant. The date a Stock Incentive is granted shall be the date on which the Committee (i) has approved the terms and conditions of the Stock Incentive Agreement, (ii) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and (iii) has taken all such other action necessary to direct the grant of the Stock Incentive.

(e)
Vesting of Stock Incentives. Subject to this Section 7.1(e), Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance goals determined by the Committee, including but not limited to one or more of the performance criteria listed in Section 14. If the Award is intended to meet the Performance-Based Exception, the attainment of such performance goals must be certified in writing by the Committee prior to payment thereof. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Stock Incentive Award shall remain subject to forfeiture. Notwithstanding anything in this Plan to the contrary, Options and Stock Appreciation Rights shall become vested and exercisable no earlier than one (1) year after the grant date, the restrictions on Restricted Stock Awards and Restricted Stock Units shall lapse no earlier than one (1) year after the grant date, and any other Stock Incentives shall have a minimum one (1) year vesting or period of restriction, as applicable, except that Stock Incentives of up to a maximum of five percent (5%) of the Shares authorized for issuance under the Plan may be granted without regard to such minimum one (1) year vesting or period of restriction requirement of this Section 7.1(e).

(f)
Acceleration of Vesting of Stock Incentives. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Stock Incentive Awards precluding such accelerated vesting in order to qualify the Stock Incentive Awards for the Performance-Based Exception.

(g)
Dividend Equivalents. The Committee may grant dividend equivalents to any Participant. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Dividend equivalents may be granted only in connection with a Stock Incentive. Under a dividend equivalent, subject to the limitation under Section 7.6(b) with respect to Performance Stock or Performance Units, a Participant shall be entitled to receive currently or in the future payments equivalent to the amount of dividends paid by the Company to holders of Common Stock with respect to the number of dividend equivalents held by the Participant. The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent on a Stock Incentive that is intended to be exempt from Code Section 409A shall be stated in a separate arrangement.

(h)
Transferability of Stock Incentives. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Stock Incentive Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated in which case the Option or Stock Appreciation Right may be exercised by and any other Stock Incentive may be payable to the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other benefit under a Stock Incentive if the Participant is incapacitated shall be determined by the Committee.

(i)
Deferral Elections. The Committee may permit or require Participants to elect to defer the issuance of Shares or the settlement of awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Stock

Incentive, or in exercising its powers under this Article: (i) create any arrangement which would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute a deferred compensation plan as defined in Code Section 409A unless the arrangement complies with Code Section 409A and regulations promulgated thereunder or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

7.2	TERMS AND CONDITIONS OF OPTIONS.

(a)
Grants of Options. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b)
Termination of Employment. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, or as otherwise provided by the Committee: (i) if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

(c)
Death, Disability and Retirement. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)
Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Stock Incentive Agreement and shall not be less than the Fair Market Value of a Share on the date the Option is granted. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(e)
Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or (B) the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals, including but not limited to goals established pursuant to one or more of the performance criteria listed in Section 14. Any

Option that is intended to qualify for the Performance Based Exception must have its performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee.

(f)
Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO) (A) by delivery (or by attestation) of other Shares, (B) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, (C) with respect to an NQSO, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price (together with payment in cash or other payment from the Participant to the extent of any remaining balance), provided that any such Shares used to pay the Exercise Price shall no longer be outstanding and exercisable under such Option; or (D) by some combination of the foregoing or such other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(g)
ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied as set forth in Treas. Reg. Section 1.422-4 and any additional guidance issued by the Treasury thereunder. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code Section 422(a)(2).

7.3	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

(a)
Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)
Termination of Employment. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering the Restricted Stock granted under this Plan, if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event.

(c)
Death, Disability and Retirement. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering Restricted Stock granted under this Plan: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event; and (ii) in the case of Restricted Stock Awards which are based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Awards for the Performance-Based Exception.

(d)
Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as such holders would have been entitled if the Shares were unrestricted Shares.

7.4	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)
Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Stock Incentive Agreement evidencing such award. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment.

(b)
Termination of Employment. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan, if the Participant’s employment with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event.

(c)
Death, Disability and Retirement. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; and (ii) in the case of Restricted Stock Units that are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)
Voting, Dividend & Other Rights. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Stock Incentive Agreement provides otherwise, the holder of a Restricted Stock Unit shall not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)
Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are the subject of the Option, which shall not be less than the Fair Market Value of the Shares on the date the Option is granted. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b)
Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (1) make a Stock Appreciation Right exercisable prior to the date such Stock Appreciation Right is granted or after it has been exercised in full; or (ii) make a Stock Appreciation Right exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Stock Appreciation Right is granted; or (B) the fifth (5th) anniversary of the date such Stock Appreciation Right is granted, if such Stock Appreciation Right is granted in connection with the grant of an ISO to a Participant who is a Ten Percent Shareholder.

(c)
Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

(d)
Termination of Employment. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, or as otherwise provided by the Committee: (i) if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

(e)
Death, Disability and Retirement. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(f)
Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (i) will expire no later than the expiration of the underlying ISO, (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (iv) may be exercised only (A) when the underlying ISO could be exercised and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6	TERMS AND CONDITIONS OF PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)
Awards of Performance Stock and Performance Units. Performance Stock and Performance Units shall become payable to a Participant upon achievement of performance criteria as determined by the Committee. Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a grant that is intended to qualify for the Performance-Based Exception, other than as provided in Section 14. Any grant of Performance Stock or Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

(b)
Limitation on Dividend and Dividend Equivalents. With respect to Performance Stock and Performance Units awarded after May 13, 2009, no dividends or dividend equivalents shall be paid on unvested Performance Stock or Performance Units unless and until the performance goal has been met; provided that such dividends or dividend equivalents: (i) may accumulate for the benefit of the Participant and paid to the Participant after such Performance Stock or Performance Units vest and (ii) will otherwise comply with Section 7.1(g).

(c)
Payment. Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned. Any Performance Stock award shall be payable in Shares. Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7	OTHER AWARDS.

(a)
Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

(b)
Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on such terms and conditions as determined by the Committee pursuant to this Plan.

(c)
Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine.

(d)	Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.

7.8	INDEPENDENT DIRECTOR GRANTS. Notwithstanding any other provisions of this Plan, a grant of Restricted Stock, Restricted Stock Units or NQSO, or any combination of the same, shall be made to each

Independent Director on the date of each regular annual meeting of shareholders of the Company at which such Independent Director is elected or re-elected to the Board. The number of Shares subject to this Restricted Stock Award, Restricted Stock Unit or NQSO and other terms governing the Restricted Stock Award, Restricted Stock Unit or NQSO shall be determined by the Committee in its sole discretion prior to such annual meeting of shareholders. No Independent Director may be granted Restricted Stock Awards, Restricted Stock Units or NQSOs covering an aggregate number of Shares in excess of 25,000 at any regular annual shareholders meeting pursuant to the terms of this Section 7.8.
The Committee, in its discretion, may, in addition to the Restricted Stock Awards, Restricted Stock Units and NQSOs provided above, grant any additional Stock Incentive to all Independent Directors or to any individual Independent Director, provided that such grant shall be solely for substantial services performed or to be performed by such Independent Director as determined in good faith by the Committee.
SECTION 8
SECURITIES REGULATION

8.1
LEGALITY OF ISSUANCE. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2
RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act and the Company determines that the registration requirements of the Securities Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Stock Incentive Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3
REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act or any other applicable state, federal or foreign law.

SECTION 9
LIFE OF PLAN
No Stock Incentive shall be granted under this Plan on or after the earlier of (a) the tenth (10th) anniversary of the date of the meeting of the Company’s shareholders at which amendments adopted by the Board February 28, 2018 were approved, or (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Incentives granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or are no longer available for use under this Plan.
This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 10
ADJUSTMENT
Notwithstanding anything in Section 12 to the contrary, in the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring of the Company, the Committee will adjust: (a) the number of Shares reserved under Section 3 of this Plan, (b) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan, (c) the number of Shares subject to certain Stock Incentives granted subject to Section 3 of the Plan, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, or any combination thereof, in an equitable manner that will equalize the fair value of the previously granted Stock Incentives before and after the equity restructuring. Furthermore, in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of Stock Incentives, the Committee will adjust such Stock Incentives in a manner that satisfies the requirements of Code Section 424(a) as to: (i) the number of Shares reserved under Section 3, (ii) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan; (iii) the number of Shares subject to such Stock Incentives, and (iii) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.
SECTION 11
CHANGE IN CONTROL OF THE COMPANY

11.1
CHANGE IN CONTROL. “Change in Control” of the Company shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Exchange Act (or any successor item of Form 8-K), whether or not the Company is then subject to such reporting requirement, including without limitation, if:

(a)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than an entity owned 50% or greater by the Company or an employee pension plan for the benefit of the employees of the Company);

(b)
there ceases to be a majority of the Board comprised of (i) individuals who, on the date of adoption of this Plan, constituted the Board; and (ii) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

(c)
the Company disposes of at least 75% of its assets, other than (i) to an entity owned 50% or greater by the Company or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of the Company immediately prior to the disposition in substantially the same percentage or (ii) as a result of a bankruptcy proceeding, dissolution or liquidation of the Company.

11.2
VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), such Stock Incentives shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Stock Incentive that is subject to any performance criteria for which the Performance Period has not expired, shall accelerate at the time of a Change in Control.

11.3
DISPOSITION OF STOCK INCENTIVES. Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(a)
Unilaterally cancel such Non-Assumed Stock Incentive in exchange for whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to:

(i)
in the case of Options and Stock Appreciation Rights, the product of (A) the excess, if any, of the Fair Market Value per Share on the effective date of the Action Effective Date over the Exercise Price or specified price per Share (B) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(ii)
in the case of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards, the Fair Market Value per Share on the effective date of the Action Effective Date of the Shares subject to such Stock Incentive (taking into account vesting), less the value of any consideration payable with respect to such Stock Incentive.

(b)	Unilaterally cancel such Non-Assumed Stock Incentive in exchange for cash or other property equal in value to:

(i)
in the case of Options and Stock Appreciation Rights, the product of (A) the excess, if any, of the Fair Market Value per Share on the effective date of the Action Effective Date over the Exercise Price or specified price per Share (B) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(ii)
in the case of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards, the Fair Market Value per Share on the effective date of the Action Effective Date of the Shares subject to such Stock Incentive (taking into account vesting), less the value of any consideration payable with respect to such Stock Incentive.

(c)
In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control, and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. The Committee may modify or waive any condition limiting the exercise of such Option to permit a cashless exercise of such Options.

(d)
Notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (i) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (ii) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.4
GENERAL RULE FOR OTHER STOCK INCENTIVES. If a Change in Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change in Control.

SECTION 12
AMENDMENT OR TERMINATION

12.1
AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company if such amendment: (a) increases the number of Shares reserved under Section 3, except as set forth in Section 10, (b) extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) decreases the minimum Exercise Price under Section 7, or (d) changes the designation of Participant eligible for Stock Incentives under Section 6. Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2	TERMINATION OF PLAN. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3
AMENDMENT OF STOCK INCENTIVES. Except as provided in Section 7.1(a), the Committee shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation pursuant to Article 11 or applicable law. Notwithstanding the foregoing, the Committee may reform any provision in a Stock Incentive intended to be exempt from Code Section 409A to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Code Section 409A, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Stock Incentive.

SECTION 13
MISCELLANEOUS

13.1
SHAREHOLDER RIGHTS. Except as provided in Section 7.3 with respect to Restricted Stock Awards, or in a Stock Incentive Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

13.2
NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

13.3
WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Stock Incentive, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Units, the Company shall have the right to require the Participant to remit to the Company, as a condition thereof, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (a) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (b) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. Subject to the foregoing, the Participant, and not the Company, shall be and remain responsible for any and all taxes arising out of the grant, exercise or receipt of any Stock Incentive awarded under this Plan.

13.4
NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF ISO OPTIONS. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (a) the date two (2) years after the date of grant of such Option, or (b) the date one (1) year after the exercise of such Option, or except as otherwise permitted under Code Section 422(a)(2), then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5
TRANSFERS AND RESTRUCTURINGS. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her employment under this Plan. Likewise, the continuation of employment by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of employment when such corporation ceases to be a Subsidiary.

13.6
LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee of the Company in the case of any leave of absence approved by the Company. For purposes of ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.7
GOVERNING LAW/CONSENT TO JURISDICTION. This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.8
ESCROW OF SHARES. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.9	DISGORGEMENT OF PLAN BENEFITS.

(a)
If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Stock Incentive with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The operation of this Section 13.9(a) shall be in accordance with the provisions of Section 302 of Sarbanes-Oxley Act of 2002 and any applicable guidance.

(b)
The Company shall require each current and former executive officer to disgorge all or any portion of any Stock Incentive or other compensation paid or payable pursuant to the Plan received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The operation of this Section 13.9(b) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(c)
The amount to be recovered from a Participant under Sections 13.9(a)-(b) shall be the amount by which the Stock Incentive(s) exceeded the amount that would have been paid or payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.

(d)
In addition to or in lieu of the rights to recovery set forth above, the Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Stock Incentive Agreement, whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, (iv) by a holdback or escrow (before or after taxation) of part or all of the Shares, payment or property received upon exercise or satisfaction of any Stock Incentive, or (v) by any combination of the foregoing.

13.10
FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Incentive under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events shall include, but shall not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries.

SECTION 14
PERFORMANCE CRITERIA

14.1
PERFORMANCE GOAL BUSINESS CRITERIA. Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Stock Incentives to Key Employees and Key Persons pursuant to this Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by the Committee for purposes of such grants shall be chosen from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, such as revenue growth; (l) ratios, such as expenses or market share and/or (m) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may establish absolute goals or goals relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses.

14.2
DISCRETION IN FORMULATION OF PERFORMANCE GOALS. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Incentives that are intended to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Stock Incentives downward).

14.3
PERFORMANCE PERIODS. The Committee shall have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

14.4
MODIFICATIONS TO PERFORMANCE GOAL CRITERIA. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements under Code Section 162(m) to qualify for the Performance-Based Exception.

SECTION 15
NON-U.S. PROVISIONS

15.1
The Committee shall have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to a Stock Incentive shall occur until applicable restrictions imposed pursuant to this Plan or the applicable Stock Incentive have terminated.

Approved by Board of Directors on March 23, 2007
Approved by shareholders on May 15, 2007.
Amended by the Board of Directors on May 15, 2007, April 22, 2008 and March 11, 2009.
Amendments approved by the shareholders on May 13, 2009.
Amended by the Board of Directors on March 25, 2011.
Amendments approved by the shareholders on May 11, 2011.
Amendments approved by the Board of Directors on March 10, 2014.
Amendments approved by the shareholders on May 20, 2014.
Amendments approved by the Board of Directors on March 2, 2016.
Amendments approved by the shareholders on May 12, 2016.
Amendments approved by the Board of Directors on February 28, 2018.

QUMU CORPORATION
510 1st Ave North, Suite 305
Minneapolis, MN 55403

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Vern Hanzlik 02 Robert F. Olson 03 Neil E. Cox 04 Daniel R. Fishback 05 Kenan Lucas
06 Thomas F. Madison 07 Kimberly K. Nelson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000375637_1 R1.0.1.17

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

QUMU CORPORATION
Annual Meeting of Shareholders
Tuesday, May 10, 2018 10:30 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Vern Hanzlik and David Ristow, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Qumu Corporation Common Stock that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at the 3rd Floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, at 10:30 a.m. Central Daylight Time, on May 10, 2018 or any adjournment thereof, with all powers that the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000375637_2 R1.0.1.17